UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SPARK NETWORKS SE
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July , 2023
Dear Shareholder:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Spark Networks SE to be held on September 1, 2023 at the offices of Morgan Lewis & Bockius LLP Königinstraße 9, 80539 Munich, Germany. The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.
We are sending a Notice of Internet Availability of Proxy Materials to our shareholders, which contains instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders and ADS holders may obtain a paper copy of our proxy materials. To make it easy to vote, internet and telephone voting are available for ADS holders. Shareholders generally need to vote in person. The instructions for voting are on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, on the proxy card.
Your vote is important.
Whether or not you plan to attend the Annual Meeting, we kindly ask Shareholders to register for the Annual Meeting and vote in person or by issuing power of attorney to an authorized representative or Company proxies and ask ADS holders to please vote on the Internet or by telephone, or complete, date, sign and return the enclosed proxy card to ensure that your shares are represented at the meeting. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend. ADS holders may vote on the Internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on page 6 et seq. of the Proxy Statement and your proxy card or voting instruction form regarding each of these voting options for ADS holders.

Sincerely,
/s/ Colleen Birdnow Brown
Colleen Birdnow Brown
Chair of the Board

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

SPARK NETWORKS SE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held September 1, 2023

DATE AND TIME:	September 1, 2023 at 2:00 p.m. Central European Summer Time

PLACE:	The meeting is to be held at the offices of Morgan Lewis & Bockius LLP Königinstraße 9, 80539 Munich, Germany.

ITEMS OF BUSINESS:
Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2022 as well as the report of the Administrative Board for the financial year 2022.

Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2022.

Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2022.

Proposal 4: Appointment of the auditor for the financial statements and for the consolidated financial statements for the financial year 2023 as well as for review of interim financial reports and ratification of independent registered public accounting firm.

Proposal 5: Resolution on the reduction of the size of the Administrative Board and election of the members of the Administrative Board.

Proposal 6: Advisory Vote on Executive Compensation.

Proposal 7: Resolution on the approval of the remuneration report for the financial year 2022

Proposal 8: Amendment of § 17 of the Articles of Association (Authorization of the Administrative Board of Directors to hold virtual shareholder meetings)

SHAREHOLDER RECORD DATE:	Only holders of ordinary shares of record at the end of August 25, 2023 will be entitled to vote at the Annual Meeting.

ADS RECORD DATE:
Only holders of American Depositary Shares (“ADSs”) representing ordinary shares of record at the close of business on July 13, 2023 will be entitled to instruct The Bank of New York Mellon, as depositary for the ADSs (the “Depositary”), how to vote at the Annual Meeting.

QUORUM:	The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

By Order of the Board of Directors,
/s/ Colleen Birdnow Brown
Colleen Birdnow Brown
Chair of the Board

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on September 1, 2023
The accompanying Proxy Statement and our Annual Report are available at https://www.spark.net/ investor-relations/annual-meeting.

SPARK NETWORKS SE
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
September 1, 2023
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Spark Networks SE (“we,” “us,” “our”, “Spark” or the “Company”) will be held at the offices of Morgan Lewis & Bockius LLP, Königinstraße 9, 80539 Munich, Germany on September 1, 2023 at 2:00 p.m. Central European Summer Time.
Who may attend the Annual Meeting?
Ordinary Shares
According to German law, shareholders who are entered in the German share register and have given registration notice in due time to the Company of their intention to attend are entitled to exercise their shareholders’ rights and voting rights. Such registration notification must be received by the Company by no later than the end of August 25, 2023 in writing (mail) or by e-mail to the following address:
Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de
All relevant details for registration to the Annual Meeting which need to be followed will be listed in the official German Annual Meeting invitation which will be published in the German Federal Gazette. As a convenience, a translation of this German Annual Meeting invitation will be made accessible in English language through the website https://www.spark.net/investor-relations/annual-meeting on or about July 21, 2023.
The exercise of such shareholders’ and voting rights will be limited to holders of record as of the end of August 25, 2023 (the “Shareholder Record Date”) who hold ordinary shares directly in their own name, and beneficial owners who hold ordinary shares through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons. As set out in Section 67 para. (2) sent. 1 AktG, only those who are listed in the share register are considered shareholders of the Company. As a result, the status of the entries in the share register on the day of the Annual Meeting is decisive for determining the number of votes a duly registered shareholder is entitled to at the Annual Meeting. For technical processing reasons, however, no changes to the share register will be carried out (“registration stop”) in the period from beginning of August 26, 2023 to and including September 1, 2023. Therefore, the entry status in the share register on the day of the Annual Meeting will correspond to the status after the last change of registration on August 25, 2023. The registration stop does not mean the shares are blocked for disposal. Share buyers whose change of registration requests are received by the company after August 25, 2023, however, cannot de facto exercise the rights to vote and other shareholder rights on the basis of these shares, unless they have obtained a power of attorney to do so or an authorization to exercise such rights. In such cases, voting rights and other shareholder rights are retained by the shareholder entered in the share register until the change of registration. All buyers of the company’s shares who are not yet registered in the share register are therefore requested to submit change of registration requests in due time.
ADSs
ADS holders do not qualify as shareholders under German law. Therefore, ADS holders will not be able to personally exercise shareholders’ rights at the Annual General Meeting.
What is a quorum for the Annual Meeting?
The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).

At the date of the publication of the official German invitation to the Annual Meeting on or about close of business on July 21, 2023, 2,625,476 ordinary shares were outstanding with the same number of voting rights. At the time of convening the Annual Meeting, the Company indirectly holds 35,910 treasury shares from which the Company is not entitled to any voting rights.
Who may vote at the Annual Meeting?
Ordinary Shares
Holders of record of ordinary shares as of the Shareholder Record Date (or their authorized representatives) may vote at the Annual Meeting.
ADSs
As an ADS holder, you will not be entitled to vote at the Annual Meeting. To the extent you timely provide the Depositary either directly or through your broker, bank or other nominee, as applicable, with voting instructions as of 12 pm EST August 31, 2023, the Depositary has advised us that it will endeavor to vote the ordinary shares underlying your ADSs in accordance with your instructions.
You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to the Depositary for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Deposit Agreement (the “Deposit Agreement”) by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. To be able to attend, and vote at the Annual Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Shareholder Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Shareholder Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.
Voting
How can I vote my ordinary shares or ADSs?
Your vote is very important and we encourage you to vote your shares via the Internet or by submitting your proxy card or voting instruction form regardless of whether or not you plan to attend the Annual Meeting. Each issued and outstanding ordinary share shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Holders of ADSs who wish to exercise their voting rights for the underlying ordinary shares must act through the Depositary by timely submitting a voting instruction form to the Depositary on or before 12 p.m. EST on August 31, 2023. Ordinary shares held in treasury by Spark do not entitle Spark to vote in respect thereof at the Annual Meeting.
Ordinary Shares
Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Shareholder Record Date, you have the right to vote (i) in person at the Annual Meeting, (ii) by issuing power of attorney and instructions to the Company proxies, or (iii) by issuing power of attorney to a proxy. If a shareholder authorizes more than one person, the Company will be entitled to reject one or more of them. Shareholders may also use the form available on the internet at https://www.spark.net/investor-relations/annual-meeting for issuing power of attorney and instructions to the Company proxies or issuing power of attorney to a proxy.
If neither an intermediary (e.g. a credit institution or other, also foreign, financial services institution) nor a shareholders' association or a voting rights adviser nor a person equivalent to these pursuant to Section 135 para. (8) AktG shall be appointed to act as your authorized proxy, the proxy must be in text form and may either be granted vis-à-vis Spark by mail or by e-mail at the following address or vis-à-vis the authorized proxy:
Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de

If the proxy is granted vis-à-vis the authorized proxy, proof of the authorization must be provided to Spark. This can be sent to Spark at the above address. Alternatively, the proof may also be presented at the entry and exit control on the day of the Annual

Meeting. Power of attorney in favor of the Company proxies, including instructions, must be in text form and must be submitted by mail or by e-mail to the above address until the end of August 31, 2023.
ADSs
The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each 10 ADSs represent the right to receive one ordinary share deposited with BNYM SA/NV, as custodian for the Depositary under the Deposit Agreement or any successor custodian.
Record holders of ADSs: If you are a record holder of ADSs as of the ADS Record Date, you will receive instructions from the Depositary as to how to instruct the Depositary to vote the ordinary shares underlying your ADSs. If you held ADSs directly as of the ADS Record Date, you have the right to instruct the Depositary how to vote using the voting instruction form. So long as the Depositary receives your voting instructions by 12 pm EST on August 31, 2023 it will, to the extent practicable and subject to applicable law and the terms of the Deposit Agreement, endeavor to vote the underlying ordinary shares as you instruct. The voting instructions provided to the Depositary should be executed in such a manner as to show clearly how you wish to vote regarding each matter to be considered at the Annual Meeting.
Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the ADS Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may instruct the Depositary to vote the ordinary shares underlying your ADSs. We encourage you to submit your instructions using the voting instruction form provided by your broker, bank or other nominee. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

If you have any questions, require assistance with voting your proxy card, or need additional copies of the proxy materials, please contact:

Georgeson LLC e-mail: sparknetworks@georgeson.com
How will my ordinary shares or ADSs be voted if I do not vote?
Ordinary Shares
If you hold ordinary shares and do not vote your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
ADSs
If you are a record holder of ADSs and do not timely instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?
The Annual Meeting will only be validly constituted if at least one third of the share capital of the Company is represented in the Annual Meeting (“Quorum”).
Election of administrative board members as well as approval of the submitted proposals for all other agenda items other than agenda item 8 require a simple majority of votes cast assuming a Quorum is present. Approval of the submitted proposal for agenda item 8 requires a two-third majority of votes cast or, if at least half of the share capital of the Company is represented in the Annual Meeting, a simple majority of the votes cast; in addition, a simple majority of the share capital represented at the time of the resolution is required, in any case assuming a Quorum is present.
Can I change my vote?
Ordinary Shares
If you hold ordinary shares of record and issue a power of attorney and instructions to the Company proxies in advance of the Annual Meeting by mail or email to Spark, you may change your vote by (i) delivering a valid later-dated power of attorney and instructions by mail or email to Spark until the end of August 31, 2023, or (ii) by revoking the issued power of attorney and instructions altogether and voting yourself no later than until the beginning of the voting procedure on the day of the Annual Meeting. You may contact Spark by mail or by e-mail at the following address:

Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or e-mail to: namensaktien@linkmarketservices.de
On the day of the Annual Meeting, power of attorney and instructions to the Company proxies may also be issued, amended or revoked in text form at the entry and exit control to the Annual Meeting; attendance at the Annual Meeting will cause your previous vote and power of attorney to be revoked.
You must register in advance in order to vote your ordinary shares at the Annual Meeting.
ADSs
If you are the record owner of ADSs, you must follow the instructions provided by the Depositary to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last validly executed instructions you submit prior to the deadline indicated by the Depositary or your broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs.
Questions
How can I present questions in the Annual Meeting?
Ordinary Shares
Registered shareholders may present questions in person at the Annual Meeting on September 1, 2023. The chair of the Annual Meeting is authorized to determine the details and may limit the number of questions in order to timely complete the Annual Meeting.
ADSs
Under German statutory law, ADS holders formally do not qualify as shareholders. ADS holders are therefore not entitled to attend the Annual Meeting in person and are not entitled to submit questions to the Annual Meeting.
Proxy Materials
Can I access the proxy materials on the Internet?
The proxy materials are available on our website at https://www.spark.net/investor-relations/annual-meeting. If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive proxy materials from your broker, bank or other nominee. The proxy materials are also available through the SEC’s website at www.sec.gov.
How do I request paper copies of the proxy materials at no charge?
We furnish proxy materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a one-page notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice instructs you how to access and review the Proxy Materials on the internet. If you would like a printed copy of the proxy materials, please follow the instructions on the notice.
Other Questions
Could other matters be decided at the Annual Meeting?
The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, we are not aware of any other matter to be presented at the Annual Meeting.

Request to add items to the agenda by a minority
Under German statutory law, shareholders whose aggregate shareholdings represent five percent of the share capital or the proportionate amount of EUR 500,000.00 (this corresponds to 500,000 non-par value shares) may request that items be placed on the Agenda and published. The request must be addressed in writing to the Administrative Board of the company and be received by the company at the latest on August 1, 2023, 24:00 hours. Please send such requests to the following address:

Spark Networks SE
- Administrative Board -
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
Each new item of the Agenda must also include a reason or a resolution proposal. The publication and forwarding of requests for additions are carried out in the same way as in the convocation. They are also published on the Company's website at:
https://www.spark.net/investor-relations/annual-meeting

and communicated to the shareholders.
Countermotions and election proposals by shareholders
The Company’s shareholders may submit counterproposals to the proposals of the Administrative Board on specific agenda items and election proposals for the election of Administrative Board members or auditors. Such proposals and election proposals are to be sent, together with the name of the shareholder and, in the case of counterproposals, a statement of reasons solely to:

Spark Networks SE
c/o Link Market Services GmbH
Landshuter Allee 10
80637 Munich
Germany
or by e-mail to: antraege@linkmarketservices.de
Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the Company at the address specified above by August 17, 2023 at the latest, will be made accessible without undue delay on the website https://www.spark.net/investor-relations/annual-meeting along with the name of the shareholder, any statement of reasons and any comments by the Administrative Board.
The Company is not required to make a counterproposal and a statement of reasons or an election proposal available if one of the reasons for exclusion pursuant to Sec. 126 (2) German Stock Corporation Act apply, for example, because the election proposal or counterproposal would lead to a resolution by the Annual Meeting that breaches the law or the Articles of Association or its reason apparently contains false or misleading information with regard to material points. Furthermore, an election proposal does not have to be made available if the proposal does not contain the name, the current occupation and the place of residence of the proposed candidate as well as information on his / her membership in other statutory supervisory boards. The reason for a counterproposal does not have to be made available if its total length is more than 5,000 characters.
Note that counterproposals and election proposals, even if they have been submitted to the Company in advance in due time, will only be considered at the Annual Meeting if they are submitted/put forward verbally there by such shareholder. The right of every shareholder to submit counterproposals on the various agenda items or election proposals during the Annual Meeting even without a previous submission to the Company remains unaffected.
Who will pay for the cost of this proxy solicitation?
The attached proxy is solicited on behalf of Spark's Board of Directors. Spark will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders and ADS holders. Spark may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners.

Who can I contact if I require further assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of the proxy materials, please contact:

Georgeson LLC e-mail: sparknetworks@georgeson.com

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions and biographies as of July 11, 2023 are set forth below. Our executive officers are appointed by and serve at the discretion of our Board of Directors.

Name	Age	Position
Bangaly Kaba(2)	43	Director
Bradley J. Goldberg(2)(3)	53	Director
Colleen Birdnow Brown(1)	64	Interim Chief Executive Officer, Director, Chair of the Board
Joseph E. Whitters(1)(4)	65	Director, Vice Chair of the Board
Ulrike Handel(1)(2)	51	Director
Kristie Goodgion	44	Chief Financial Officer
Frederic Beckley	59	Chief Administrative Officer and General Counsel

(1) Member of our Audit Committee
(2) Member of our Nominating, Governance and Compensation Committee
(3) Chairperson of our Nominating, Governance and Compensation Committee
(4) Chairperson of our Audit Committee
(5) Mr. David Clark resigned as Managing Director and Chief Financial Officer on April 12, 2023 and has been removed from this table as a result.

Bangaly Kaba is currently the Head of Platform Growth at Popshop Live, a live streaming mobile marketplace that combines commerce, entertainment, and social, which he joined in June 2020. Popshop is reimagining ecommerce as a people-centric, engaging experience for both sellers and buyers across the US. From January 2020 to March 2021, Mr. Kaba was an Executive in Residence at Reforge, the leading career development company for tech professionals. Mr. Kaba served as VP of Product Management at Instacart, a grocery delivery marketplace startup with a valuation of over $39B, from November 2018 to November 2019. At Instacart, Mr. Kaba led the Growth and Consumer organizations that built the core functionality for user onboarding, shopping, and product discovery. From February 2014 to November 2018, Mr. Kaba worked at Facebook Inc. where his last role was the Head of Growth at Instagram. Mr. Kaba joined Instagram when it had 450M monthly actives and helped it to grow to over 1B monthly actives in just 2.5 years, making Instagram one of the world’s fastest growing apps. Mr. Kaba’s career prior to Facebook spanned multiple industries, including working in education as a Dean of a boarding school in Switzerland, working in finance as an Asset Manager at Lehman Brothers and Barclays Capital, and founding an e-commerce startup. Mr. Kaba holds a BA in History and Spanish from Washington University in St. Louis and an MBA in Entrepreneurship and Finance from the University of Southern California. Mr. Kaba was selected to our Board because he possesses particular knowledge and experience in consumer technology, building mobile digital products, and accelerating growth through social media.

Bradley J. Goldberg is a builder of fintech, consumer, and tech platform businesses. He is a Limited Partner Advisor at NYCA Partners and a Board Member at Cellar Tracker. Mr. Goldberg is an active advisor for CEOs and Founders using technology to disrupt the status quo. Mr. Goldberg served as an executive at PEAK6 Investments L.P. from 2009-2019, first as CEO, Online from 2009-2011, and then as President of PEAK6 from 2011-2019. Prior to PEAK6, Mr. Goldberg served at Microsoft from 1997-2009, first leading product management teams in Visual C++ and SQL Server, and then as an executive leading multi-billion P&Ls in Server Platforms and Search. Before graduate school, Mr. Goldberg was an Associate in strategy consulting at A.T. Kearney. Mr. Goldberg is also the founder and Interim CEO of Quartz Strategic, LLC. Mr. Goldberg graduated with a Bachelor’s degree in Economics from Amherst College and completed post graduate work in Japan, at the Inter-University Center for Japanese Language Studies. Mr. Goldberg earned an MBA from Harvard Business School, where he was awarded second year honors. Mr. Goldberg was selected to our Board because he possesses particular knowledge and experience in scaling global technology companies, people operations including global compensation systems, and strategic planning.

Colleen Birdnow Brown is the Interim Chief Executive Officer of the Company and serves as a director of publicly traded True Blue Inc. and Big5 Sporting Goods. She also serves as a director for privately held Port Blakely. Ms. Brown served as President and CEO at Fisher Communications from 2005 to 2013, and in the C-Suite of Belo Corp from 2000 to 2004. Prior to 2000, she held a number of positions in the media and broadcasting industries, including President of Broadcast at Lee Enterprises from 1998 to 2000, President at 12 News (KPNX-TV, NBC) from 1995 to 1998, President of WFMY News 2 from 1991 to 1995, and station manager and CFO at KUSA-TV from 1980 to 1991. She also served in various corporate positions at TEGNA (formerly Gannett) from 1980 to 1998. Ms. Brown also served as chairman of the board of directors of American Apparel, and as a director of Career Builder and Classified Ventures. Ms. Brown currently serves as a director of a nonprofit, Delta Dental of Washington and Spring Rock Ventures. Ms. Brown is a member of NACD, WCD, IWF, and C200. She is a NACD Leadership Fellow. She holds an MBA from the University of Colorado Boulder (1981) and a BS in Business Administration from the University of Dubuque (1979). Ms. Brown was selected to our Board because she possesses particular knowledge and experience in accounting, finance and risk management, governance and she has public company operating experience as a CEO.

Joseph E. Whitters is currently a partner at Frazier Healthcare Partners, a private equity firm, which he joined in 2005. Mr. Whitters currently is a member of the Board of Directors of Accuray Incorporated. Mr. Whitters has previously served on the board of directors of other publicly traded public companies, including PRGX Global, Inc., InfuSystem Holdings, Inc., Analogic Corporation, Air Methods Corporation, Mentor Corp, Omnicell, Inc, and Cutera, Inc. Mr. Whitters was a member of the Audit Committee of all of these respective organizations and in many cases, he chaired the Audit Committee. He also served on the board at various privately held companies, including Rural/Metro Corp., Northfield Medical and Revionics LLC. Mr. Whitters held various finance positions of increasing responsibility at First Health Group Corporation (“FHCC”), a public managed care organization where he served as CFO for many years. Prior to FHCC, Mr. Whitters held various financial positions with United Healthcare and Overland Express. Mr. Whitters is a certified public accountant (inactive) and began his career in public accounting with Peat Marwick. Mr. Whitters holds a B.A. in Accounting from Luther College. Mr. Whitters was selected to our Board because he possesses particular knowledge and experience in accounting, finance and risk management, governance, and has public company operating experience as a CFO and experience as a chair and member of numerous audit committees of public and private companies.

Ulrike Handel, PhD is an accomplished CEO with more than 25 years of experience in the media and digital industry. Dr. Handel is a former member of the Executive Board of Axel Springer SE where she headed its News Media Europe & Marketing Media division. Prior to that, she was the Chief Executive Officer of Dentsu International (Germany and DACH); before that, Dr. Handel served as Chief Executive Officer and Chairman of ad pepper media International N.V. Dr. Handel has received several awards for her work - including the “Helga-Stödter-Award für Mixed Leadership” in 2019, the Emotion Award "Women in Leadership" and "Ad Age: Women to Watch Europe" in 2018. In 2015, she received the "Manager of the Year” Award from the female leadership organization “Generation CEO”. She is a member of transatlantic organization Atlantik Brücke, Hamburg Chamber of Commerce (Member of the Innovation Committee), European Center for Digital Competitiveness (at ESCP Berlin), Club of European Female Entrepreneurs, 2hearts community (supporting great talents with immigration background in Europe's tech industry), Leaders for Climate Action and Generation CEO (Exclusive Club for female CEOs and Supervisory Board Members). Since April 28, 2023 she is a Member of the Board at Schibsted (Norway). She is Member of the Advisory Board of Kontora (Germany). Dr. Handel studied media management and economics in Hanover and Madison, Wisconsin. In addition, she holds a PhD in media studies from the University of Amsterdam, the Netherlands.

Kristie Goodgion has served as Executive Director and Chief Financial Officer of Spark Networks since April 2023. Previously, she served as Spark Networks' Global Controller from September 2022 to April 2023. Prior to joining the Spark Networks, Ms. Goodgion served as Global Controller of Dynata, LLC, a first party data company, from August 2020 to September 2022. Prior to that, Ms. Goodgion was Vice President, Controller of HPOne, a sales and marketing organization that operates across multiple segments of the Medicare and health insurance marketplaces, from September 2019 to August 2020, and Chief Financial Officer of Budderfly, Inc., an energy service company, from January 2018 to September 2019. Ms. Goodgion started her career with PricewaterhouseCoopers and has over 15 years of experience in senior executive roles specializing in corporate restructuring, operational streamlining and mergers and acquisitions. Ms. Goodgion graduated from Assumption College, with a Bachelor of Arts in Accounting and Finance and Masters of Business Administration – Business and Finance.

Frederic Beckley joined Spark Networks in April 2022 as Chief Administrative Officer and General Counsel. Mr. Beckley brings more than 30 years' experience in technology and nearly a decade specifically in the global dating industry to his role at Spark Networks. Most recently he served as Executive Vice President of Business Affairs & General Counsel at The Meet Group, Inc., a leading provider of interactive dating solutions, including some of the world's largest livestreaming video dating apps. From 2000 to 2010 he was Executive Vice President, Business Development & General Counsel at TruePosition, Inc., a pioneering hardware and software provider of wireless location solutions. From 1995 to 2000, he served in various roles at Verizon Communications, Inc., ending there as Senior Counsel, Business Development for Verizon Wireless. Mr. Beckley is a graduate of the University of Pennsylvania, Yale Law School, and Yale Divinity School.

Family Relationships
There are no familial relationships among any of our directors and executive officers.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (in addition to other supplemental codes and policies) for our directors, officers (including our principal executive officer and other executive leaders) and employees. We have also adopted Rules of Procedure and issued a Statement of Corporate Governance, which, in conjunction with our Articles of Association and charters of standing committees, form the framework for our corporate governance.

These codes and policies are available on the Investor Relations section of our website at https://www.spark.net/investors/corporate-governance/governance-documents. We will post amendments or waivers to the aforementioned codes and policies on the same website.

Codes of Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://www.spark.net/investors/corporate-governance/governance-documents.

Board Composition and Leadership Structure
The positions of Interim Chief Executive Officer and Chair of the Board of Directors are held by Colleen Birdnow Brown. We also have a Vice-Chair of the Board of Directors, which is held by Joseph E. Whitters.

Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. The Board exercises its oversight related to Cyber Security Risks by receiving regular specific updates from the Company’s General Counsel and Chief Technology Officer and where necessary engages third parties to conduct independent risk assessments. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Nominating, Governance and Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies and in its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Board Diversity
Spark Networks is committed to diversity and inclusion, and the diverse nature of the Board reflects that commitment. The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by Nasdaq’s rules.

Board Diversity Matrix (As of March 22, 2023)
Board Size:
Total Number of Directors	6
	Female	Male	Non- Binary	Did not disclose gender
Gender:
Directors	3	3	0	0
Number of Directors who identify in any of the categories below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0

Human Capital Disclosure
As a human-capital intensive business, the long-term success of our firm depends on our people. We are not only striving for communities and relationships that last for our users but also for our workforce by establishing a supportive and empowering culture. Our goal is to ensure that we have the right talent in the right place at the right time.

As of December 31, 2022, we had approximately 271 employees based in Germany and the United States.

We monitor and evaluate various turnover and attrition metrics. We believe our annualized voluntary turnover is healthy for our industry, which we attribute to our strong values-based culture, commitment to career development, attractive compensation and benefit programs, and an inclusive, diverse and safe work environment.

Value Based Culture
We strive to attract individuals who are people-focused and share our core values. We promote recognition of behavior, initiatives, and projects which model our values across the organization. We continue to intensely focus on creating a highly engaged workforce, driving improvements across our communications, our culture, our reward programs, and our work environment and fostering a collaborative, inclusive and inspiring experience for all of our employees. The efforts are reflected in a strong commitment across our workforce.

Commitment to Career Development
We prioritize and invest in creating opportunities to help employees grow and build their careers, through a multitude of training and development programs. We offer our employees several tools to help in their personal and professional development, including career development plans, mentoring programs and in-house learning opportunities, including Spark Academy (our in-house education program offering online, instructor-led and on-the-job learning formats.) In addition, we invest in our executive talent through succession planning and individualized development planning.

Attractive Compensation and Benefit program
We are committed to providing a total compensation package to our employees that is market-competitive and performance based, driving innovation and operational excellence. One of our primary objectives with respect to employee compensation is to attract and retain the best possible employee talent, to link annual compensation and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align employee incentives with stockholder value creation. Total direct compensation is generally positioned within a competitive range of the market median, with differentiation based on tenure, skills, proficiency, and performance to attract and retain key talent.

Diversity and Inclusion
Our employees reflect the communities we live and work in and the users we serve. As of December 31, 2022, approximately 51% of our overall workforce are women. Our six person Board consists of three female directors, one of the members of our Board is African-American. We believe that that the diversity of our management and workforce is key to our success.

Healthy Work Environment
During 2022, we continued to focus significant attention on the effective handling of the COVID-19 pandemic. Our response has included a re-layout of our office plans in both Berlin and Utah to ensure compliance with social distancing and hygiene requirements and a safe work environment. We made additional investments in company-wide engagement events to ensure connectivity and collaboration across the organization and implemented the use of flexible and remote work arrangements and other creative solutions. We also modified training programs to comply with distancing requirements, limited visitor entry and increased virtual meetings, and provided additional support through mental and behavioral health resources. We also developed resources to support employees and their families with additional time off, flexible schedules and employer paid benefits.

Shareholder Proposals for Nominees
Our Nominating, Governance and Compensation Committee will consider potential nominees properly submitted by shareholders.

Director Independence
The Board of Directors has determined that each of our directors, other than Colleen Birdnow Brown, our current Interim Chief Executive Officer, is independent as defined by the Nasdaq rules. This makes five of our six directors independent. The Board of Directors arrived at this determination based on a review of the information provide by each director concerning his or her background, employment and other affiliations.

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee and a Nominating, Governance and Compensation Committee, each of which has the composition and responsibilities described below. Our Nominating, Governance and Compensation Committee performs the functions sometimes performed by separate nominating and compensation committees. We have combined these two committees without issue and plan to continue to do so for the foreseeable future. We believe that a single committee is best suited to address our oversight and governance needs and responsibilities. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://www.spark.net/investors/corporate-governance/governance-documents.

Audit Committee
Our Audit Committee comprises Joseph E. Whitters, Bradley J. Goldberg, and Ulrike Handel. Mr. Whitters is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Whitters is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•the conduct and integrity of Spark’s financial reporting to any governmental or regulatory body, the public or other users thereof;
•Spark’s systems of internal accounting and financial and disclosure controls;
•the qualifications, engagement, compensation, independence and performance of Spark’s independent auditors, their conduct of the annual audit, and their engagement for any other services;
•Spark’s legal and regulatory compliance;
•Spark’s codes of ethics as established by management and the Board of Directors; and
•The preparation of any audit committee report required by the SEC.

Nominating, Governance and Compensation Committee
Our Nominating, Governance and Compensation Committee comprises Bradley J. Goldberg, Ulrike Handel and Bangaly Kaba. Mr. Goldberg is the Chair of our Nominating, Governance and Compensation Committee. The composition of our Nominating, Governance and Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our Nominating, Governance and Compensation Committee is responsible for, among other things:

•identifying, screening and reviewing individuals qualified to serve as managing directors and/or members of the Board of Directors and recommending to the Board of Directors candidates for election as members of the Board of Directors;
•developing and recommending to the Board of Directors and overseeing the implementation of Spark’s corporate governance guidelines and principles;
•reviewing, on a regular basis, the overall corporate governance of Spark and recommending to the Board of Directors improvements when necessary; and
•assisting the Board of Directors in discharging its responsibilities relating to the compensation of the Company's directors and executive officers

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2022, the Board of Directors held 10 meetings including telephonic meetings; the Audit Committee held 8 meetings and the Presiding and Nominating and Committee held 7 meetings. During 2022, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Shareholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of shareholders. We do not have a formal policy regarding attendance of our annual meetings of shareholders by the members of our Board of Directors.

Communication with Directors
Shareholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairwoman) may do so by letters addressed to: Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999, attn.: Chief Administrative Officer & General Counsel.

PROPOSAL NO. 1

    PRESENTATION OF THE ADOPTED ANNUAL FINANCIAL STATEMENTS, THE APPROVED CONSOLIDATED FINANCIAL STATEMENTS AND THE COMBINED MANAGEMENT REPORT OF SPARK NETWORKS SE AND THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2022 AS WELL AS THE REPORT OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2022

    The adopted annual financial statements, the approved consolidated financial statements and the combined management report of Spark Networks SE and the group for the year ended December 31, 2022 as well as the report of the Administrative Board for the financial year 2022 will be available on the Company’s website at:

https://www.spark.net/investor-relations/annual-meeting

    and will be accessible and will be explained in more detail during the Annual Meeting.

    In accordance with statutory provisions under applicable German law, no resolution by the Annual Meeting is proposed for this proposal no. 1 because the Administrative Board has already approved the adopted annual financial statements as well as the consolidated financial statements for the financial year 2022. Thus, the annual financial statements for the financial year 2022 have been established in accordance with Art. 9 (1) lit. c) ii), Art. 10 SE-Regulation in conjunction with Sec. 172 German Stock Corporation Act*. Therefore, approval of the annual financial statements for the financial year 2022 by the Annual General Meeting is not required, Art. 9 (1) lit. c) ii), Art. 10 SE Regulation in conjunction with Sec. 173 German Stock Corporation Act. For other documents referred to in this proposal no. 1, German statutory law only provides for a general information to the shareholders but no resolution by the Annual Meeting.

    For information purposes, also an Annual Report on Form 10-K for the year ended December 31, 2022, enclosed with this Proxy Statement.

* The relevant provisions for stock corporations domiciled in Germany, in particular the provisions of the HGB and the German Stock Corporation Act (Aktiengesetz – AktG), apply to the Company due to the conflict-of-law rules set out in Art. 5, Art. 9 (1) lit. c) ii), Art. 53 as well as Art. 61 of Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE) (SER) unless otherwise provided for by any more specific rules of the SER.

PROPOSAL NO. 2

RESOLUTION ON THE DISCHARGE OF THE MANAGING DIRECTORS FOR THE FINANCIAL YEAR 2022

Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:

RESOLVED, that the Managing Directors who were in office in the financial year 2022 shall be granted discharge for this period.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

RESOLUTION ON THE DISCHARGE OF THE MEMBERS OF THE ADMINISTRATIVE BOARD FOR THE FINANCIAL YEAR 2022
Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution:
RESOLVED, that the members of the Administrative Board who were in office in the financial year 2022 shall be granted discharge for this period.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

APPOINTMENT OF THE AUDITOR FOR THE FINANCIAL STATEMENTS AND FOR THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR 2023 AS WELL AS FOR REVIEW OF INTERIM FINANCIAL REPORTS AND RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    Our Audit Committee has selected BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2023, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany as our local statutory auditor for the fiscal year ending December 31, 2023 (collectively, “BDO”).

    At the Annual Meeting, the shareholders are being asked to ratify the appointment of BDO as our auditor for the financial statements and for the consolidated financial statements as well as for review of interim financial reports for the fiscal year ending December 31, 2023. Under mandatory German corporate law the Annual Meeting must elect the auditor of the company for the current fiscal year. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal and if an auditor has not been elected by the end of the ongoing financial year, the Local Court of Munich, Germany shall appoint the auditor at the request of the legal representatives, the Administrative Board or a shareholder of Spark Networks SE.

    Principal Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

    Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table below were approved by our Audit Committee.
    The following table presents fees for professional audit services rendered by BDO USA, LLP, our independent auditors for the fiscal years ended December 31, 2022 and 2021 (in thousands).

Fee Category	2022	2021
Audit fees(1)	$1,557	$985
Tax fees(2)	1	12
Total Fees	$1,558	$997

(1) Audit fees for 2022 and 2021 include costs associated with the interim procedures and annual audits, including costs associated with statutory audits required internationally. Total Audit fees in 2021 have been restated from the prior year to include an overrun fee for additional audit-related services, which were billed in July of 2022.
(2) Tax fees for 2022 and 2021 represent VAT compliance.
     Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, based on the recommendation of the Audit Committee, proposes to adopt the following resolution:

RESOLVED, BDO USA, LLP, is appointed as independent registered public accounting firm for the Company for the year ended December 31, 2023, and BDO AG Wirtschaftsprüfungsgesellschaft, Katharina-Heinroth-Ufer 1, 10787 Berlin, Germany is appointed as local statutory auditor for the financial statements and group auditor for the consolidated financial statements for the fiscal year 2023 and as auditor for any review of interim financial reports for the fiscal year 2023 and for any review of interim financial reports for the fiscal year 2024 issued before the 2024 Annual General Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Spark’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Spark’s independent registered public accounting firm, (3) the performance of Spark’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.
Management is responsible for the preparation of Spark’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Spark’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Spark Networks SE for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Spark Networks SE be included in Spark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee further recommended to the Board of Directors the approval of the audited IFRS and standalone Financials of Spark Networks SE for the fiscal year ended December 31, 2022, which will be made available on the Company’s website, accessible at https://www.spark.net/investor-relations/annual-meeting, following Board approval on or about July 21, 2023.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SPARK NETWORKS SE

PROPOSAL NO. 5

RESOLUTION ON THE REDUCTION OF THE SIZE OF THE ADMINISTRATIVE BOARD AND ELECTION OF THE MEMBERS OF THE ADMINISTRATIVE BOARD

    In accordance with Article 43 para. (2), (3) SE Regulation and Sec. 23 of the SE Regulation Implementation Act (“SEAG”) in conjunction with Section 10 (1) sent. 2 of the Company’s Articles of Association (“AoA”) and the resolution of the Annual Meeting of August 11, 2021 (agenda item 6), the Administrative Board consists of eight members elected by the Annual General Meeting.

    All current members of the Administrative Board have been elected to the Administrative Board of Spark Networks SE by the Annual Meeting of August 31, 2022 for a period until the end of the Annual General Meeting that resolves on granting the Administrative Board members discharge for the fiscal year 2022. Pursuant to Section 10 (1) sent. AoA and Section 23 (1) SEAG, the Administrative Board of the Company shall consist of at least three and at most nine members. Otherwise, according to Section 10 (1) sent. 2 AoA the Annual General Meeting shall determine the number of members of the Administrative Board, taking into account Section 23 (1) SEAG. In order to perform its duties more efficiently, the Administrative Board shall be reduced to six members from the end of this Annual General Meeting until further notice.

    Thus, pursuant to Article 43 para. (2), (3) SE-Regulation, Sec. 23 SEAG in conjunction with Section 10 para. (1) sent. 2 AoA as well as the proposed reduction of the Administrative Board to six members, six new members shall be elected to the Administrative Board. In addition, one alternate shall be elected.

    Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board, with regard to the proposed resolutions on items 5.2 and 5.3 below based on the recommendation of its Presiding and Nominating Committee, proposes to adopt, the following resolutions:

5.1 RESOLVED, that the number of members of the Administrative Board of the Company shall be set at six with effect from the conclusion of the Annual General Meeting to be held on September 1, 2023 until further notice.

5.2 RESOLVED, that the following individuals shall be elected to the Administrative Board of Spark Networks SE, each for a term beginning with the end of this Annual Meeting until the end of the Annual Meeting which resolves on granting the Administrative Board members discharge for the fiscal year 2023, but not longer than for a maximum term of six years from the beginning of their respective term of office:

(1)Colleen Birdnow Brown, current Interim Chief Executive Officer, former CEO of Fisher Communications, Seattle (Washington) USA; member of the board of directors at True Blue Inc., Tacoma (Washington), USA and Big5 Sporting Goods, El Segundo (California) USA; resident in Minneapolis (Minnesota), USA;

(2)Adam Schwartz, former co-founder and CEO of TeePublic.com, Forbes 30 under 30 (2016), resident in New York City, (New York), USA;

(3)Joseph E. Whitters, Advisor/Consultant and partner at Frazier Healthcare Partners, Seattle (Washington) USA; resident in Granite Bay (California), USA;

(4)Laura Marcero, Managing Director of Huron Consulting Group (Chicago, IL), former CRO to a publicly traded global clean energy manufacturer and service provider, former Deputy Chief Restructuring Officer of Town Sports Inc., former CRO at Kazi Foods, former CRO at Lee Steel; resident in Grosse Pointe Farms (Michigan), USA;

(5)Pamela Corrie, former Managing Director at Carl Marks Advisors (New York), former Chief Restructuring Officer at ABC Carpet and Home (New York), former Managing Director and CEO at Epiq Systems (New York), resident in Ridgefield (Connecticut), USA; and

(6)Dr. Ulrike Handel, former member of the management board of Axel Springer SE, Berlin Germany, Investor (Proptech, Krypto, Adtech), Supervisory and Advisory Board Member (Healthcare, Media Intelligence, Data Mastery, Commerce Tech. Member of the Board of Directors and the Audit Committee at Schibsted ASA); resident in Hamburg, Germany.

5.3 RESOLVED, that the following individual shall be elected as substitute member for the Administrative Board members proposed under 5.2 (1) to (6) above in accordance with Section 10 para. 4 of the Articles of Association.

Stephen Schatteman, Founder of SMS Technology Advisors LLC, former Managing Director and CTO of Maverick Capital, former CTO of the Bleachers Corporation, former Partner and CTO of Frontpoint Partners, resident in Minneapolis (Minnesota), USA.

    The proposed substitute member shall become a member of the Administrative Board if a member of the Administrative Board retires before the end of the regular term of office without a successor having been appointed. His office ends if after the substitution situation has occurred a successor for the withdrawing Administrative Board member is elected by way of a by-election, with the close of the Annual General Meeting in which the by-election is resolved on, otherwise with the end of the remaining term of office of the withdrawing Administrative Board member. If the term of office of the substitute member ends by by-election for the withdrawing Administrative Board member the substitute member regains its previous office as substitute member for other members of the Administrative Board.

    Of the members of the Board of Directors proposed for election, the following person is a member of another domestic supervisory board to be formed by law:

Dr. Ulrike Handel    Member of the Supervisory Board of CompuGroup Medical SE & Co KGaA,
    Koblenz, Germany

    The candidates are members in the following comparable domestic or foreign controlling bodies of commercial enterprises:

Colleen Birdnow Brown	Member of the Board of Directors of TrueBlue, Inc., Tacoma (Washington), USA and Big 5 Sporting Goods Corporation, El Segundo (California), USA
Adam Schwartz	Chairperson of the Board of HKR, Board Member of F. Schumacher & Co. Advisory Board Member of Bombas, Advisory Board Member of Attentive
Joseph E. Whitters
Chairman of the Board and member of the Audit Committee at Accuray Incorporated, Sunnyvale (California), USA, Member of the Board of Directors of SunMed Group Holdings, LLC (Michigan), USA, Member of the Board of Directors of CDC Dental Management Company (California), USA

Ulrike Handel	Member of the Board of Directors and Member of the Audit Committee of Schibsted ASA (Norway). Advisory Board Member of Kontora
Laura Marcero	Member of the Board of Directors of CWT (f/k/a Carson WagonLit), Minneapolis (Minnesota), USA
Pamela Corrie
Member of the Board of Directors of Boxed, Inc., New York (New York) USA, Member of the Boards of Directors of 15 subsidiary companies of Bed Bath & Beyond, Union (New Jersey), USA, Member of Board of Directors, Chair of Nominating and Governance Committee, Member of Audit, Compensation and Special Committees of iFIT Health & Fitness Inc., Logan (Utah), USA

    In the opinion of the Administrative Board, there are no personal or professional relationships between the proposed candidates and Spark Networks SE, its group companies or the corporate bodies of Spark Networks SE or any shareholder directly or indirectly holding more than 10% of the voting shares in the Company, which an objectively judging shareholder would consider decisive for his election decision.

    The proposals of the Administrative Board observe statutory requirements as well as the objectives determined by the Administrative Board of Spark Networks SE regarding its composition. Furthermore, in the opinion of the Administrative Board, all candidates proposed for election are independent within the meaning of the German Corporate Governance Code (Deutscher Corporate Governance Kodex).

    Short CVs and further information on the candidates for the Administrative Board can be found at the Company’s website at

https://www.spark.net/investor-relations/annual-meeting

    It is intended to let the Annual General Meeting vote on the election of the candidates to the Administrative Board by way of individual ballot.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REDUCTION OF THE SIZE OF THE ADMINISTRATIVE BOARD AND "FOR" THE ELECTION OF EACH MEMBER OF THE ADMINISTRATIVE BOARD AND "FOR" THE ELECTION OF THE SUBSTITUTE MEMBER.

PROPOSAL NO. 6
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the Annual Meeting, the shareholders are being asked to approve our executive compensation on an advisory basis in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of our Named Executive Officers (the “NEOs”), as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.
As an advisory vote, the say-on-pay vote is not binding on either the Company or the Board of Directors. However, our Board of Directors values the opinions of our shareholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.
Shareholders are being asked at the Annual Meeting, and the Administrative Board proposes to approve the following resolution pursuant to this proposal:
RESOLVED, that the shareholders of Spark Networks SE approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Officer and Director Compensation” in the Company’s Definitive Proxy Statement for the 2023 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 6.

PROPOSAL NO. 7

RESOLUTION ON THE APPROVAL OF THE COMPENSATION REPORT FOR THE FINANCIAL YEAR 2022

    Under Section 162 German Stock Corporation Act the Administrative Board has to prepare an annual compensation report on the compensation granted and owed in the last financial year to each individual current or former member of the Executive Board and Administrative Board by the company and by companies in the same group. Such compensation report must comply with certain requirements of Section 162 German Stock Corporation Act.

    The auditor must check whether the compensation report pursuant to Section 162 German Stock Corporation Act contains all the information required by law and has to issue an audit opinion on such audit. Pursuant to Section 120a para. 4 German Stock Corporation Act, the audited compensation report together with the audit opinion must be submitted to the Annual General Meeting for a decision on its approval. The decision of the Annual General Meeting on the approval of the compensation report is of an advisory nature.

    The Administrative Board has adopted, and hereby submits to the Annual Meeting, a compensation report as described in the Annex to this proposal no. 7.

    Shareholders are being asked at the Annual Meeting to approve, and the Administrative Board proposes to adopt, the following resolution pursuant to this proposal:

RESOLVED, that the shareholders of Spark Networks SE approve the compensation report for the fiscal year 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 7

ANNEX TO PROPOSAL NO. 7
COMPENSATION REPORT FOR THE FINANCIAL YEAR 2022 PURSUANT TO SECTION 162 GERMAN STOCK CORPORATION ACT

Convenience translation of the original German audit report. Solely the original text in German is authoritative.

Spark Networks SE
Munich

Report of the independent auditor
on the audit of the remuneration report
pursuant of § 162 (3) AktG
for the financial year from January 1, 2022
to December 31, 2022

24

APPENDICES

Remuneration report for the year 2022 pursuant of § 162 AktG	Appendix I
Page 1 - 13

Special Terms and Conditions of BDO AG Wirtschaftsprüfungsgesellschaft and General Engagement Terms for Wirtschaftsprüfer (German Public Auditors) and Wirtschaftsprüfungsgesellschaften (Public Audit Firms)
Appendix II
Page 1 - 4

25

REPORT OF THE INDEPENDENT AUDITOR ON THE AUDIT OF THE
REMUNERATION REPORT PURSUANT TO § 162 (3) AKTG

Note: This is a convenience translation of the German original. Solely the original text in the German language is authoritative.

To Spark Networks SE, Munich

Audit Opinion
We have formally audited the remuneration report of Spark Networks SE for the financial year from January 1, 2022 to December 31, 2022, to determine whether the disclosures pursuant to § 162 (1) and (2) AktG (Aktiengesetz: German Stock Corporation Act) have been made in the remuneration report. In accordance with § 162 (3) AktG, we have not audited the content of the remuneration report.

In our opinion, the accompanying remuneration report complies, in all material respects, with the disclosure requirements pursuant to § 162 (1) and (2) AktG. Our audit opinion does not cover the content of the remuneration report.

Basis for the Audit Opinion
We conducted our audit of the remuneration report in accordance with § 162 (3) AktG and in compliance with the IDW Auditing Standard: The Audit of the Remuneration Report pursuant to § 162 (3) AktG (IDW PS 870 (08 2021)). Our responsibilities under this regulation and this standard are further described in the “Auditor's Responsibilities” section of our auditor’s report. Our audit firm has applied the requirements of the IDW Quality Management Standards. We have complied with our professional duties pursuant to the German Public Auditors Act (WPO) and the Professional Charter for Auditors/Chartered Accountants (BS WP/vBP), including the independence requirements.

Responsibilities of the Executive Directors and the Administrative Board
The Executive Directors and the Administrative Board of Spark Networks SE are responsible for the preparation of the remuneration report, including the related disclosures, in compliance with the requirements of § 162 AktG. They are also responsible for internal controls they consider to be necessary to enable the preparation of a remuneration report, including the related disclosures, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities
Our responsibility is to obtain reasonable assurance about whether the remuneration report complies, in all material respects, with the disclosure requirements pursuant to § 162 (1) and (2) AktG, and to issue an auditor’s report that includes our opinion.

We planned and performed our audit to obtain evidence about the formal completeness of the remuneration report by comparing the disclosures made in the remuneration report with the disclosures required by § 162 (1) and (2) AktG. In accordance with § 162 (3) AktG, we have not audited whether the disclosures are correct or individual disclosures are complete or whether the remuneration report is fairly presented.

Consideration of Misleading Representations
In connection with our audit, our responsibility is to read the remuneration report considering the knowledge obtained in the audit of the financial statements and to remain alert for indications as to whether the remuneration report contains misleading representations in relation to the correctness of the content of the disclosures, the completeness of the individual disclosures or the fair presentation of the remuneration report.

If, based on the work we have performed, we conclude that such a misleading representation exists, we are required to report that fact. We have nothing to report in this regard.

26

Berlin, June 21, 2023

signed Sartori	signed Wirth
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

27

APPENDICES

28

I.    COMPENSATION REPORT FOR THE FISCAL YEAR 2022
This compensation report describes the remuneration to the acting and former Managing Directors and the members of the Administrative Board of Spark Networks SE (“Spark”, “Company”) during the fiscal year in the period from January 1, 2022 to December 31, 2022. The report explains in detail and individualized the structure and amount of the individual compensation components of the Managing Directors and the remuneration of the Administrative Board members. This compensation report was prepared by the Administrative Board and is based on the requirements of the German Stock Corporation Act and complies with the applicable recommendations of the German Corporate Governance Code (DCGK 2020), unless a deviation has been declared. Clear, comprehensible and transparent reporting is important to both the Executive Board and the Administrative Board.
This compensation report will be submitted to the 2023 Annual General Meeting of Spark Networks SE for approval (advisory vote).
The audited remuneration report 2021 was presented to and approved by the Annual General Meeting on August 31, 2022.

II.    COMPENSATION OF MANAGING DIRECTORS
1.    New compensation system approved by the Annual General Meeting
Pursuant to the newly introduced Section 120a (1) of the German Stock Corporation Act (AktG), the Annual General Meeting of a listed company shall resolve on the approval of the compensation system for the Managing Directors presented by the Administrative Board whenever there is a significant change to the system, but at least every four years. The first resolution had to be passed by the end of the first Annual General Meeting following December 31, 2020.
Against this background, the Administrative Board has adopted a compensation system for the Managing Directors which complies with the requirements of German Stock Corporation Law and which - to the extent that no deviation has been declared pursuant to Section 161 German Stock Corporation Act - is based on the recommendations of the German Corporate Governance Code 2020.
The compensation system for the members of the Management Board was approved by the Annual General Meeting August 11, 2021.
In accordance with statutory requirements, the Administrative Board will apply this compensation system to service contracts with members of the Company's Executive Board which are newly concluded, amended or extended only after the first-time approval of the compensation system by the Annual General Meeting on August 11, 2021 (section 87a (2) of the AktG).
Detailed information on this agm approved new compensation system is available on the Company's website at
https://www.spark.net/investors/corporate-governance/board-remuneration.
2.    Managing Directors in office during fiscal year 2022
During fiscal year 2022 the Managing Directors in office consisted of:
•Eric Eichmann (CEO until November 2022)
•Chelsea Grayson (CEO since December 2022)
•David Clark (CFO)
•Gitte Bendzulla (CLO and COO until April 2022)
Eric Eichmann ceased serving as Executive Officer in November 2022. Chelsea Grayson was appointed Interim Chief Executive Officer in December 2022. David Clark joined Spark Networks SE in August 2021 as Chief Financial Officer. Gitte Bendzulla ceased serving as Legal and Operations Officer in April 2022.

3.    Compensation system for the members of the Executive Board in office in fiscal year 2022; reference to corporate strategy
The service contracts with the members of the Executive Board in office in fiscal year 2022 were amended and extended. The compensation system for Managing Directors submitted for approval to the Annual General Meeting on August 11, 2021 is applicable to the Management Board service agreements in place in fiscal year 2022.
Where the compensation report refers to the applicable and relevant compensation system for Managing Directors in accordance with section 162 of the German Stock Corporation Act (AktG), this refers to the compensation system in place when the Management Board Service agreements with the Managing Directors Mr. Eric Eichmann, Ms. Chelsea Grayson, Mr. David Clark, and Ms. Gitte Bendzulla were concluded (hereinafter referred to as the "Applicable Compensation System").
The following is a brief description of the Applicable Compensation System in fiscal year 2022.
3.1    Base Salary
The base salary is contractually agreed with each Managing Director and is paid in twelve equal monthly installments at the end of each month.
Together with the other compensation components, the fixed compensation forms the basis for attracting and retaining the highly qualified members of the Executive Board required for the development and implementation of the corporate strategy. The Executive Board's compensation system is an important element of Spark Group's orientation and makes a significant

29

contribution to promoting the business strategy and enhancing the operating performance, and thus to the long-term success of the Spark Group, by ensuring that fixed compensation supports sustainable corporate governance. In this context, the fixed compensation is to be commensurate with the skills, experience and tasks of the individual member of the Executive Board.
3.2    Annual Cash Incentives (Short Term Incentive)
The annual cash incentive plan is designed to drive near-term business objectives and strategic priorities, and reward for progress and performance delivered during the current year. The goal with bonuses to the Managing Directors is to reward executives in a manner that is commensurate with the level of achievement of certain financial and operational goals that, if attained, result in greater long-term stockholder value.
Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout opportunity was increased in 2022 from 150% to 200% of target. As interim CEO, Ms. Grayson was not eligible to receive an award in 2022.

3.3    Equity Incentives (Long Term Incentive Program, LTIP)

Long-term incentive awards represent the largest percentage of a Managing Director’s compensation package and they are awarded periodically. Awards are designed to incentivize and reward long-term value creation and stock price appreciation, recognize performance, align interests with those of our shareholders and retain top talent. The Managing Directors of Spark Networks SE shall be encouraged to make a long-term commitment to the Company and to promote sustainable growth and value creation. For this reason, a significant part of their total compensation is linked to the long-term development of the Company’s share price.
The design of the equity-based compensation program is influenced by Spark Networks SE being a German incorporation, although it operates in a manner consistent with other German and U.S. companies of a similar size to Spark Networks SE. Awards take the form of virtual options which are structured to operate in a manner consistent with either stock options or restricted stock.

Vehicle	Operates like	Purpose	Exercise price definition
Market-priced virtual stock options	Stock option	Align with shareholder interests by reward long-term sustainable stock price appreciation	Granted with an exercise price equal to the average closing price of the underlying shares over the five trading days preceding the date of grant
Zero-priced virtual stock options	Restricted stock unit	Align with shareholder interests and support executive retention	In order to operate like a restricted stock unit, awards are granted to operate like whole-value shares and so have no associated exercise price (hence the term ‘zero-priced’)

The LTIP provides for the grant of (virtual) stock options. Each option represents the right to receive, upon exercise, a certain amount in cash determined on the relevant ADS Stock Price of the option minus the strike price of such option; provided, however, that the Company may elect to settle options in ADSs or ordinary shares of Spark Networks SE instead of cash at its sole discretion. As the (virtual) stock options are not necessarily settled in cash only, the grant of such options qualifies as an inflow of assets and compensation granted. However, even though the company can settle awards in cash under the LTIP rules, this feature is not currently used, nor is planned to be used Managing Directors.
The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on a US stock exchange for the period of five trading days prior to such date.
Options granted under the LTIP vest, subject to the Managing Director´s continued service to Spark, as follows: (i) 25% of the total number of options granted to a participant vest 12 months after the grant date of such option, and (ii) an additional 6.25% of such options shall vest at the end of each additional three-month period thereafter until the end of the 48th month after the relevant grant date.

3.4    Benefits and Perquisites; D&O-Insurance

30

Named executive officers are eligible to participate in all of our employee benefit plans on terms consistent with employees in the applicable geography.

Benefit	Eligibility		Key Features
Health & Welfare Insurance Benefits	All full-time US-based employees, including our NEOs	✓	Medical, dental, vision, group life, disability and accidental death and dismemberment insurance, voluntary life and accidental death and dismemberment
	All German-based employees, including our NEOs	✓	State or private health and care insurance, state unemployment insurance, state accident insurance
Retirement Benefits	All regular US-based employees, including our NEOs	✓	Employer sponsored 401(k) traditional and Roth retirement Safe Harbor plan
Company match is 100% up to 4% of employee contribution with maximum employee contributions and employer match subject to annual federal limits
	All German-based employees, including our NEOs	✓	State pension insurance

The Company includes the Managing Directors in its financial loss liability insurance (D&O insurance) so that the Managing Director is insured in the event of a claim by a third party or by the Company for breaches of duty committed during the performance of his duties to the Company, and any other Associated Companies.

The goal is to create an attractive working environment for the members of the Executive Board so that a success-oriented corporate management can be ensured.

4.    Implementation of the Applicable Compensation System

The Applicable Compensation System was fully implemented and applied in the context of the compensation of the Managing Directors during fiscal year 2022.

5.    Individual compensation of the Managing Directors in the fiscal year 2022 in accordance with Section 162 AktG and application of performance criteria

5.1    Individual Compensation
The following table shows the total compensation (including fringe benefits) for services rendered in all capacities to current and former members of the Executive Board in the past fiscal year 2022 as well as variable compensation components, including the respective relative share in accordance with section 162 of the German Stock Corporation Act (AktG).

In the interest of enhanced understanding and a voluntary disclosure, the following table also shows the total compensation that was earned by the Managing Directors during the fiscal year 2021 ended December 31, 2021; all amounts are reported in EUR (and in US dollars).

31

Name Position	Fiscal Year	Salary (fixed)	Bonus (variable)	Option Awards(1) (variable)	Non-equity Incentive Plan Compensation (variable)	All Other Compensation(2) (fixed)	Total	Ratio of variable components
Chelsea Grayson(3) Chief Executive Officer	2022	€95,269 ($100,318)	—	—	€— ($—)	€183 ($193)	€95,452 ($100,511)	—%
	2021	€— ($—)	—	€— ($—)	€— ($—)	€— ($—)	€— ($—)	—%
David Clark(4) Chief Financial Officer	2022	€379,867 ($400,000)	—	—	€— ($—)	€46,400 ($48,859)	€426,267 ($448,859)	—%
	2021	€132,791 ($157,052)	—	€486,598 ($575,500)	€66,715 ($78,904)	€13,835 ($16,363)	€699,939 ($827,819)	79.05%
Gitte Bendzulla(5) Chief Operating Officer & Chief Legal Officer	2022	€80,000 ($84,240)	—	€—	€24,000 ($25,272)	€5,268 ($5,547)	€109,269 ($115,059)	21.96%
	2021	€240,000 ($283,848)	—	—	€18,144 ($21,459)	€16,226 ($19,191)	€274,371 ($324,498)	6.61%
Eric Eichmann(6) (Former) Chief Executive Officer	2022	€593,542 ($625,000)	—	—	€— ($—)	€1,027,199 ($1,081,641)	€1,620,741 ($1,706,641)	—%
	2021	€528,452 ($625,000)	—	€— ($—)	€63,414 ($75,000)	€41,767 ($49,398)	€633,633 ($749,398)	10.01%
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2022 and 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2) The amounts reported in the All Other Compensation column include health and welfare insurance benefits, and retirement benefits.
(3) Ms. Grayson was appointed Interim Chief Executive Officer on December 1, 2022.
(4) Mr. Clark was appointed as Chief Financial Officer on August 10, 2021.
(5) Ms. Bendzulla was appointed Chief Operating Officer and Chief Legal Officer on December 1, 2020 and resigned on April 30, 2022.
(6) Mr. Eichmann ceased serving as an executive officer on November 30, 2022 and terminated employment on January 1, 2023. Severance of $1,034,540 earned by Mr. Eichmann is reflected in the All Other Compensation column.

5.2    Base Salaries and other compensation arrangements
Base salaries for our named executive officers are established based on the scope of their responsibilities and are reviewed on an annual basis and increase, if any are similar in scope to the overall corporate salary increase. The base salary was paid in twelve equal monthly installments and salaries did not increase in 2022.

Name	2022 Base Salary	2021 Base Salary	Increase
Chelsea A. Grayson (1)	€1,143,225 ($1,203,816)	n/a	n/a
Eric Eichmann(2)	€593,542 ($625,000)	€528,452 ($625,000)	0%
David Clark (3)	€379,867 ($400,000)	€338,209 ($400,000)	0%
Gitte Bendzulla (4)	€80,000 ($84,240)	€240,000 ($283,848)	0%
(1) Ms. Grayson's salary has been established in the Grayson Inc Service Agreement and Grayson SE Service Agreement (each as defined below) on a monthly basis. The monthly salary under the Grayson Inc Service Agreement is $94,000, and the monthly salary amount under the Grayson SE Agreement is €6,000 per month. Amounts in EUR have been converted into US Dollars based on the average exchange rate of 1.0530 and the combined value is referred to as base salary.
(2) Mr. Eichmann's salary comprises $525,000 under his employment agreement with Spark Networks, Inc. and $100,000 under his employment agreement with Spark Networks SE. For the purpose of this Compensation Report, the combined value is referred to as base salary.
(3) Mr. Clark's salary comprises $340,000 under the employment agreement with Spark SocialNet, Inc., a wholly owned subsidiary of the Company, and $60,000 with Spark Networks SE. For the purpose of this CD&A the combined value is referred to as base salary.

32

(4) Ms. Bendzulla's salary comprises €240,000 under the employment agreement with Spark Networks SE. The 2022 Base Salary of €80,000 reflects her resignation at the end of April 2022.

5.2.1    Chelsea Grayson
On December 21, 2022, our wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Ms. Grayson (the “Grayson Inc Service Agreement”) with respect to her employment as Interim Chief Executive Officer. The Grayson Inc Service Agreement provides for a monthly base salary of $94,000 ($1,128,000 on an annual basis) and further provides that the Board will consider appropriate additional incentive compensation opportunities in-line with market compensation for publicly traded companies of similar size to the Company, pending development and progression of the Company’s strategic initiatives during her employment period.
Also on December 21, 2022, Spark Networks SE entered into an executive director service agreement with Ms. Grayson (the “Grayson SE Service Agreement”) pursuant to which Ms. Grayson has a monthly base salary of €6,000 (€72,000 on an annual basis) (in addition to her salary under her employment agreement with Spark Networks, Inc.). The term of the Grayson SE Service Agreement is through August 31, 2023, after which time it may be extended by agreement of the parties.

The Board did not adjust Ms. Grayson’s compensation in connection with her appointment to Chief Executive Officer on March 29, 2023.

5.2.2    Eric Eichmann
On November 19, 2019, Spark Networks SE’s wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Mr. Eichmann (the “Eichmann Employment Agreement”) with respect to his employment as Chief Executive Officer of Spark Networks, Inc. The Eichmann Employment Agreement provides for an annual base salary of $525,000 and an annual target bonus amount of not less than $300,000. Pursuant to the Eichmann Employment Agreement, if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board. Spark Networks, Inc. will reimburse Mr. Eichmann for ordinary course expenses incurred in connection with travel between the Berlin, Germany and New York, New York, and for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.
Also on November 19, 2019, Spark Networks SE entered into an executive director service agreement with Mr. Eichmann (the “Eichmann Executive Director Service Agreement”) pursuant to which Mr. Eichmann has an annual base salary of $100,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of the Eichmann Executive Director Service Agreement is four years and six months.
Effective on November 28, 2022, the Board of Directors and Mr. Eichmann determined that Mr. Eichmann would resign as Managing Director and Chief Executive Officer of the Company and Spark Networks, Inc. effective November 30, 2022, and has terminated his service and employment with the Company and Spark Networks, Inc. effective December 31, 2022. This termination is a mutual separation without cause, and Mr. Eichmann will receive severance compensation pursuant to the terms of his existing employment agreement, subject to Mr. Eichmann signing a customary release.

5.2.3    David Clark
Mr. Clark’s employment agreement with Spark SocialNet, Inc., a wholly-owned subsidiary of Spark Networks, Inc., provides for a base salary at an annual rate of $400,000 (of which $60,000 is paid by Spark Networks SE) and an annual bonus with a target amount of not less than 50% of his annual base salary based on the achievement of individual and Company performance goals to be determined by the Board. In the event that Spark Networks, Inc. terminates Mr. Clark’s employment (other than for cause, or on account of death or by disability), Mr. Clark is eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation, and he vests in the number of options that would have vested on the vesting date immediately following his termination of employment if Mr. Clark had remained employed by the Company such vesting date. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board. In addition, in the event that his employment is terminated by Spark Networks without cause, or Mr. Clark

33

terminates his employment with good reason, Mr. Clark is entitled to receive any annual bonus earned but not yet paid and a pro-rated annual bonus for the year in which his employment terminates.
Mr. Clark would be entitled to additional payments in the event of certain terminations of employment under the Clark Executive Director Service Agreement, which may be terminated by either party with notice of six months (if termination occurs within 12 months after commencement of employment) or 75 days (if termination occurs more than 12 months after commencement of employment), unless the termination is for “important reason”. Mr. Clark is entitled to continue receiving his salary under the Clark Executive Director Service Agreement during the applicable notice period in addition to severance under the Clark Employment Agreement. In the event of Mr. Clark’s death, the Company will provide Mr. Clark’s surviving dependents with an insured sum pursuant to an accident insurance policy equal to €600,000, and Mr. Clark’s surviving dependents will be also entitled to receive the Mr. Clark’s salary for the remainder of the month of death and two subsequent months. In the event of Mr. Clark’s disability, the Company will provide Mr. Clark with an insured sum equal to €1,200,000, and Mr. Clark will be entitled to receive continued payment of his salary for six months, or the remainder of the term of the Clark Executive Director Service Agreement, if shorter. Mr. Clark will also be entitled to receive payment equal to 50% of his salary under the Clark Executive Director Service Agreement for the duration of the one-year non-competition covenant set forth in the Clark Executive Director Service Agreement, except that this amount will not be payable to the extent he receives severance under the Clark Employment Agreement.

Effective on April 14, 2023, Mr. Clark’s employment terminated as a mutual separation without cause, and Mr. Clark will receive severance compensation and other termination benefits pursuant to the terms of his employment agreement.

5.2.4    Gitte Bendzulla
Ms. Bendzulla has entered into an employment agreement with Spark Networks which provides for an annual fixed compensation (base salary) and an annual performance award (annual bonus) with a target amount of 30% of her then current fixed gross annual salary. The relevant goals shall be established annually by the Administrative Board after consultation with Ms. Bendzulla. The final amount of the bonus shall be determined annually by the Administrative Board based on achievement of the established goals at the same time as the annual financial statements of Spark Networks are approved by Spark Networks’ auditors. The annual bonus, if any, shall be due and payable at the end of the month following such approval of the annual financial statements. Upon termination of employment, the agreement provides that Ms. Bendzulla may not compete with Spark Networks for one year provided that Spark Network pays Ms. Bendzulla during such period an amount equal to 50% of her total remuneration most recently received by her. Spark Networks shall be entitled to waive this non-compete covenant by written declaration at any time, including after the service relationship, with the effect that Ms. Bendzulla is released of the obligations immediately, and Spark Networks shall be free of the obligation to pay compensation with immediate effect starting from the date of declaration. Ms. Bendzulla is further entitled to receive a severance payment in the amount equal to six months of her base salary, plus the pro rata portion of her annual bonus for such year assuming achievement at the 100% level. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Ms. Bendzulla’s current base salary is €240,000 and her annual bonus target amount is €72,000.
Effective on March 2, 2022, Ms. Bendzulla notified the Company that she would be leaving the company to pursue other opportunities, with an official departure date of April 30, 2022. Ms. Bendzulla will not receive any compensation pay out pursuant to her resignation.

5.3    Variable compensation, target achievement and application of performance criteria

5.3.1    Annual Cash Incentives (Short Term Incentive)
Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout opportunity was increased in 2022 from 150% to 200% of target. Ms. Grayson was not eligible to receive an award in 2022.

(a)    Financial Performance

34

The metrics approved for 2022 were revenue and marketing contribution, reflecting the Company’s priorities of driving shareholder value while ensuring continuing to meet the Company’s debt covenants. Spark Networks SE seeks to establish goals that are rigorous, and appropriately align pay with performance, while not incentivizing excessive risk taking. Each metric has a threshold, target and maximum performance goal associated with it, and a corresponding level of payout.

Metric	Weight	Threshold (50% Payout)	Target (100% Payout	Maximum (200% payout)	Actual	Achieved Payout (% of target)
Revenue (M)	100%	€206 ($217)	€214 ($225)	€217 ($229)	€179 ($188)	0%
Marketing Contribution	Cap	(Payout cap applies if budget not achieved)				n/a
Total						0%

As a result of financial performance failing to reach the threshold performance goals, no payment was earned by the Managing Directors in respect of this component for fiscal year 2022.

(b)    Individual Performance
Spark Networks SE believes that it is also important to incentivize and reward for performance in areas of strategic importance specific to each executive’s role. Objectives are established and approved by the Nomination, Governance and Compensation Committee (NGCC) in the first quarter and are intended to reflect drivers of future financial performance. Performance goals are both quantitative and qualitative and reflect areas such as product development, customer satisfaction and human capital management. Nevertheless, as a result of the Company's failure to meet the financial goals under its annual cash incentive plan, it was decided that no bonuses would be paid to NEOs.

Therefore the NGC Committee approved the following annual incentive payouts for 2022.

Name	Target Cash Incentive	Actual Cash Incentive	Actual (% of Target)
Eric Eichmann	€284,900 ($300,000)	€0 ($0)	—%
David Clark	€189,934 ($200,000)	€0 ($0)	—%
Gitte Bendzulla	€72,000 ($75,816)	€0 ($0)	—%

5.3.2    Equity Incentives (Long Term Incentive Program, LTIP)
The LTIP provides for the grant of (virtual) stock options which operate like stock options (or restricted stock units). Each option represents the right to receive, upon exercise, a certain amount in cash determined on the relevant ADS Stock Price of the option minus the strike price of such option; provided, however, that the Company may elect to settle options in ADSs or ordinary shares of Spark instead of cash at its sole discretion.
The LTIP provides that the strike price can be set at any amount determined by the Administrative Board, including zero. Under the LTIP, the “ADS Stock Price” is, as of the grant date, the average closing price of one ADS of Spark trading on the stock exchange for the period of five trading days prior to such date.
Ms. Grayson did not receive any equity grants following her appointment as Interim Chief Executive Officer in December 2022.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2022 (1)
	Number	Value (1)	Number	Value (1)
Chelsea A. Grayson	0	$0	0	$0	$0
David Clark	0	$0	0	$0	$0
Gitte Bendzulla	0	$0	0	$0	$0
Eric Eichmann	0	$0	0	$0	$0
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.

The average equity mix for the four Managing Directors as of December 31, 2022, was 47% in the form of market-priced virtual stock options, with the remaining 53% in the form of zero-priced virtual stock options, which operate like RSUs.

35

5.3.3    Outstanding Equity Awards at 2022 Fiscal Year-End Table
The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards
			Option Awards			Zero Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Expiration Date
Chelsea Grayson			—	—	0	—	—
Chief Executive Officer
David Clark	8/31/21	8/31/21	62,500	137,500	3.77	31,250	68,750	9/30/28
Chief Financial Officer
Gitte Bendzulla	1/21/20	1/31/20	50,625	—	4.88	—	—	2/28/27
Former Chief Operating Officer & Chief Legal Officer	11/30/20	11/30/20	13,125	—	4.33	—	—	12/31/27
Eric Eichmann	1/21/20	1/31/20	572,691	—	4.88	56,126	—	2/28/27
Former Chief Executive Officer

Options Exercises and Stock Vested

In the interest of enhanced understanding and a voluntary disclosure, the table below summarizes the number of shares acquired by the Managing Directors as a result of the (virtual) stock option exercise in fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Chelsea Grayson	—	—	—	—
David Clark	—	—	—	—
Gitte Bendzulla	5,225	€10,619 (11,182)	—	—
Eric Eichmann	49,671	€100,946 ($106,296)	—	—

(1) Represents the net shares acquired
(2) Value realized on exercise is based on the difference between the closing price of Spark Networks SE common shares on the date of share transfer and the exercise price.

6.    Disclosures pursuant to Section 162 (2) AktG: Benefits in the event of premature termination activity

6.1    Chelsea Grayson
Upon a termination of employment for any reason, Ms. Grayson is not entitled to receive any severance or other termination payments under the Grayson Inc. Service Agreement or the Grayson SE Service Agreement and will have the right to receive only accrued base salary and benefits.
6.2    David Clark
In the event that Spark Networks, Inc. terminates Mr. Clark’s employment (other than for cause, or on account of death or by disability), Mr. Clark is eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation, and he vests in the number of options that would have vested on the vesting

36

date immediately following his termination of employment if Mr. Clark had remained employed by the Company such vesting date. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board. In addition, in the event that his employment is terminated by Spark Networks without cause, or Mr. Clark terminates his employment with good reason, Mr. Clark is entitled to receive any annual bonus earned but not yet paid and a pro-rated annual bonus for the year in which his employment terminates.

Mr. Clark would be entitled to additional payments in the event of certain terminations of employment under the Clark Executive Director Service Agreement, which may be terminated by either party with notice of six months (if termination occurs within 12 months after commencement of employment) or 75 days (if termination occurs more than 12 months after commencement of employment), unless the termination is for “important reason”. Mr. Clark is entitled to continue receiving his salary under the Clark Executive Director Service Agreement during the applicable notice period in addition to severance under the Clark Employment Agreement. In the event of Mr. Clark’s death, the Company will provide Mr. Clark’s surviving dependents with an insured sum pursuant to an accident insurance policy equal to €600,000, and Mr. Clark’s surviving dependents will be also entitled to receive the Mr. Clark’s salary for the remainder of the month of death and two subsequent months. In the event of Mr. Clark’s disability, the Company will provide Mr. Clark with an insured sum equal to €1,200,000, and Mr. Clark will be entitled to receive continued payment of his salary for six months, or the remainder of the term of the Clark Executive Director Service Agreement, if shorter. Mr. Clark will also be entitled to receive payment equal to 50% of his salary under the Clark Executive Director Service Agreement for the duration of the one-year non-competition covenant set forth in the Clark Executive Director Service Agreement, except that this amount will not be payable to the extent he receives severance under the Clark Employment Agreement. Effective on April 14, 2023, Mr. Clark’s employment terminated as a mutual separation without cause, and Mr. Clark will receive severance compensation and other termination benefits pursuant to the terms of his employment agreement.

7.    Other mandatory disclosures pursuant to Section 162 (1) and (2) AktG
None of the service agreements of the Managing Directors who were in office during the fiscal year 2022 provide for malus- and clawback provisions that would allow to reclaim or reduce variable components of the Executive Board compensation.
None of the Executive Board members were promised any benefits by a third party in respect of their activities as Executive Board members or granted any such benefits in fiscal year 2022.
There were no deviations from the authoritative compensation system - beyond the differences between the respective Executive Board service contracts described. As a precaution, it is pointed out that the Executive Board service contracts in place in fiscal year 2022 do not yet correspond or have not yet corresponded to the compensation system for Managing Directors submitted to the Annual General Meeting for approval last year.
The relevant compensation system does not contain any provisions on maximum compensation, compliance with which would have to be reported.

III.    ADMINISTRATIVE BOARD COMPENSATION
1.    Compensation System for the Administrative Board
The compensation system and the specific compensation for the members of the Administrative Board are defined by the Annual Meeting which, in accordance with Section 38 para. (1) SEAG in conjunction with Section 113 para. (3) German Stock Corporation Act, adopts a resolution on the compensation of the members of the Administrative Board at least every four years.
The compensation system for the members of the Administrative Board of Spark Networks SE as determined in Section 16 of the Articles of Association of Spark Networks SE.

“(1)    The members of the Administrative Board shall receive a fixed remuneration for each full fiscal year of Administrative Board membership. This remuneration amounts to EUR 80,000 for each Administrative Board member. The fixed remuneration shall be increased by the amounts set out below for serving on the following positions:

(i) EUR 40,000 for the Chairman of the Administrative Board, (ii) EUR 20,000 for the Vice Chairman, (iii) EUR 18,000 for the Chairman of the Presiding and Nominating Committee, (iv) EUR 10,000 for other members of the Presiding and Nominating Committee, (v) EUR 20,000 for the Chairman of the Audit Committee and (vi) EUR 12,500 for other members of the Audit Committee.

If a member of the Administrative Board serves on several of the above positions, the respective increase amounts shall apply cumulatively. Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director.”

37

Detailed information on the compensation system is available on the Company's website at https://www.spark.net/investors/corporate-governance/board-remuneration.

2.    Contribution of compensation to the promotion of the business strategy and long-term development
The compensation system for the members of the Administrative Board is based on the legal requirements and takes into account the recommendations and suggestions of the German Corporate Governance Code (as amended last on 16 December 2019).
Spark Networks SE pursues a long-term perspective in its entrepreneurial activities. In the course of continuous development, added value shall be created – for shareholders, employees, customers and for the company itself.
3.    Compensation components
Under the compensation system, the fixed compensation of Administrative Board members is increased depending on the office held on the Administrative Board and/or its committees.

The compensation system of the Administrative Board members can be summarized as follows:

Compensation Component		Description
Fixed compensation		•Chairman: EUR 120,000 •Vice Chairman: EUR 100,000 •Ordinary member: EUR 80,000
Committee Compensation	Nominating, Governance and Compensation Committee	•Chairman: EUR 18,000 •Ordinary member: EUR 10,000
	Audit Committee	•Chairman: EUR 20,000 •Ordinary member: EUR 12,500
Other		•Reimbursement for all out-of-pocket expenses and for the sales tax payable on out-of-pocket expenses and compensation •Financial loss liability insurance (D&O insurance) coverage

3.1    Fixed compensation
The yearly fixed compensation amounts to €80,000 for every ordinary member of the Administrative Board, increased by €40,000 for the Chairman of the Administrative Board and by €20,000 for the Vice Chairman. As of now, the yearly basic compensation amounts to €80,000 for ordinary members, €120,000 for the Chairman and €100,000 for the Vice Chairman.
3.2    Function surcharges (chairing and committee compensation)
Additional committee compensation for chairing and vice chairing the Administrative Board as well as chairing committees and membership in committees serve to reflect the work intensity and the time required for the respective activity.
The Administrative Board has currently established two committees, the Nominating, Governance and Compensation Committee (NGCC) and the Audit Committee.
Experience has shown that next to chairing or vice chairing the Administrative Board also membership in the NGCC as well as in the Audit Committee involves a significantly higher amount of preparation and work, both in terms of quality and quantity which leads to a higher work intensity. This is even more so if a person assumes the position of Chairman in a committee.
For this reason, the Administrative Board considers correspondingly staggered function surcharges as set out above to be appropriate.
3.3    No double compensation for Managing Directors being members of the Administrative Board
Members of the Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective service agreements for their duties carried out in their capacity as Managing Director. This applies to Mr. Eric Eichmann who is also a member of the Administrative Board.
3.4    Due date, pro rata payment
The compensation of the members of the Administrative Board is due for payment in four equal installments, each due after the expiration of a quarter.
Administrative Board members who are part of the body or a committee of the Administrative Board for only part of a fiscal year, or who hold the office of Chairman or Vice Chairman of the Administrative Board or Chairman of a committee for only part of a fiscal year, shall receive corresponding pro rata compensation.
3.5    Reimbursement of expenses
In addition to their fixed compensation, the Company reimburses the members of the Administrated Board for any reasonable expenses incurred in exercising their Administrative Board mandate as well as any sales tax payable on their compensation and expenses.
3.6    D&O insurance
The members of the Administrative Board are appropriately included in a financial loss liability insurance for board members in the interest and at the expense of the Company.

38

4.    Administrative Board Compensation in fiscal year 2022
The following table sets forth the compensation earned by or paid to the non-executive members of the Administrative Board for services provided during the year ended December 31, 2022. Other than as described below, none of those members of the Administrative Board received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of the Administrative Board) or any equity or non-equity awards in the year ended December 31, 2022. Amounts are converted from the policy values set out above into US Dollars based on the average 2022 exchange rate of 1.053.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Axel Hefer(2)	€61,667 ($64,935)	—	€61,667 ($64,935)
Bangaly Kaba	€90,000 ($94,770)	—	€90,000 ($94,770)
Bradley J. Goldberg	€111,333 ($117,234)	—	€111,333 ($117,234)
Chelsea A. Grayson(6)	€89,792 ($94,551)	—	€89,792 ($94,551)
Colleen Birdnow Brown	€121,042 ($127,457)	—	€121,042 ($127,457)
David Khalil(3)	€60,000 ($63,180)	—	€60,000 ($63,180)
Joseph E. Whitters	€101,667 ($107,055)	—	€101,667 ($107,055)
Michael McConnell(4)	€30,833 ($32,467)	—	€30,833 ($32,467)
Ulrike Handel(5)	€30,000 ($31,590)	—	€30,000 ($31,590)

(2) Mr. Hefer was a Director of the Board until August 31, 2022.
(3) Mr. Khalil was a Director of the Board until August 31, 2022.
(4) Mr. McConnell was appointed to the Board of Directors on August 31, 2022.
(5) Ms. Handel was appointed to the Board of Directors on August 31, 2022.
(6) Ms. Grayson was an independent director prior to being appointed interim Chief Executive Officer in December 2022, so this figure reflects her compensation as an independent director.

IV.    COMPARATIVE PRESENTATION OF THE ANNUAL CHANGE IN THE COMPENSATION OF THE MEMBERS OF THE EXECUTIVE BOARD AND THE ADMINISTRATIVE BOARD WITH THE DEVELOPMENT OF EARNINGS AND THE AVERAGE COMPENSATION OF EMPLOYEES PURSUANT TO SECTION 162 (1) NO. 2 AKTG
The following table shows the annual change in the compensation of the Managing Directors and members of the Administrative Board in comparison to the Company's earnings performance and the compensation of employees on a full-time equivalent basis pursuant to Section 162 AktG.

39

	Annual change 2022 vs. 2021	Annual change 2021 vs. 2020
	in %	in %
Managing Directors
Chelsea Grayson	n/a	n/a
Gitte Bendzulla	-60%	-67%
David Clark	-39%	n/a
Eric Eichmann	+156%	-89%
Members of the Administrative Board
Axel Hefer(1)	-43%	+64%
Bangaly Kaba	-3%	n/a
Bradley J. Goldberg	+103%	+68%
Chelsea A. Grayson(5)	-3%	+137%
Colleen Birdnow Brown	+12%	+71%
David Khalil(2)	-48%	+46%
Joseph E. Whitters(2)	+161%	n/a
Michael McConnell(3)	n/a	n/a
Ulrike Handel(4)	n/a	n/a
Employees
Average employee compensation of the Group	-1%	-9%
Earning Performance Spark Networks SE	(in thousands € ($))	(in thousands € ($))
Net profits of the Group	-37%	-26%
Net profits of the Company	-100%	-33%
(1) Mr. Hefer was a Director of the Board until August 31, 2022.
(2) Mr. Khalil was a Director of the Board until August 31, 2022.
(3) Mr. McConnell was appointed to the Board of Directors on August 31, 2022.
(4) Ms. Handel was appointed to the Board of Directors on August 31, 2022.
(5) Ms. Grayson was an independent director prior to being appointed interim Chief Executive Officer in December 2022, so this figure reflects her compensation as an independent director.

The compensation of the Managing Directors and members of the Administrative Board as set forth in the table above shows the compensation earned for fiscal year 2022.
Where members of the Executive or Administrative Board were remunerated on a pro rata basis in individual fiscal years, for example because they joined the Company during the year, the compensation for this fiscal year was extrapolated to a full year in order to ensure comparability.
The comparison with the development of average employee compensation is based on the average compensation of the Spark-Group workforce. The remuneration of all employees excluding executive employees within the meaning of Section 5 (3) of the German Works Council Constitution Act (BetrVG) was taken into account for such comparisons. To ensure comparability, the compensation of part-time employees was extrapolated to full-time equivalents.

***

40

PROPOSAL NO. 8
AMENDMENT OF § 17 OF THE ARTICLES OF ASSOCIATION
(AUTHORIZATION OF THE ADMINISTRATIVE BOARD TO HOLD VIRTUAL SHAREHOLDER MEETINGS)
Through the Act on the Introduction of Virtual General Meetings of Stock Corporations and Amendment of Cooperative and Insolvency and Restructuring Law Provisions (Federal Law Gazette I No. 27 2022, p. 1166 et seqq.), the virtual general meeting has been permanently regulated in the German Stock Corporation Act. Pursuant to Section 118a (1) sent. 1 German Stock Corporation Act, the articles of association may provide or authorize the Administrative Board to provide that the general meeting be held as a virtual general meeting, i.e. without the physical presence of the shareholders or their proxies at the place of the general meeting.

Such an authorization of the Administrative Board shall be resolved, whereby use shall not be made of the maximum possible term of five years provided for in the law. Instead, only an authorization for the holding of virtual general meetings in a period of two years is to be resolved initially. For future general meetings, it shall be decided separately in each case, taking into account the circumstances of the individual case, whether to make use of the authorization and hold a general meeting as a virtual general meeting. The Administrative Board will make its decisions taking into account the interests of the Company and its shareholders and will in particular consider the protection of shareholders' rights as well as aspects of health protection of the participants, effort and costs as well as sustainability considerations.
Shareholders are being asked at the Annual Meeting, and the Administrative Board proposes to approve the following resolution pursuant to this proposal:
RESOLVED, that the shareholders of Spark Networks SE approve to insert the following new § 17 (4) into the Articles of Association of the Company:

"(4) The Administrative Board is authorized to provide that the General Meeting shall be held without the physical presence of the shareholders or their proxies at the place of the General Meeting (virtual General Meeting). The authorization shall apply to the holding of virtual general meetings in a period of two years after the entry of this provision of the Articles of Association in the commercial register of the Company."

Otherwise, § 17 of the Articles of Association shall remain unchanged.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 8.

The following table sets forth certain information with respect to the beneficial ownership of our ADSs as of March 22, 2023, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors or director nominees;
•each of our named executive officers; and
•all of our directors, director nominees and executive officers as a group.

Percentage ownership of our ADSs is based on 26,254,760 ADSs outstanding as of March 22, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 22, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.

Name of beneficial owner	Number of ADSs beneficially owned	Percentage of ADSs beneficially owned
5% stockholders
Osmium Partners, LLC	5,110,564	19.5%
First Manhattan Co.[2]	2,551,300	9.7%
Named Executive Officers, Directors and Director Nominees
Bangaly Kaba	—	—%
Brad Goldberg	50,000	0.2%
Chelsea A. Grayson	—	—%
Colleen Birdnow Brown	15,000	0.1%
Joseph E. Whitters	525,000	2.0%
Michael McConnell	—	—%
Ulrike Handel	—	—%
David Clark	3,000	—%
Frederic Beckley	—	—%
All current executive officers and directors as a group (8 persons)	593,000	2.3%

(1) Reflects 5,110,564 shares held by Osmium Partners, LLC, a Delaware limited liability company ("Osmium Partners") of which John H. Lewis is the controlling member, which had shared dispositive power and shared voting power over 4,768,202 shares of common stock and serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (the “Fund”), which had shared dispositive power and shared voting power over 2,196,417 shares of common stock, (including an aggregate of 110,300 ADSs that may be acquired pursuant to call options held by the Fund) and Osmium Capital II, LP, a Delaware limited partnership (“Fund II”) which had shared dispositive power and shared voting power over 850,264 shares of common stock, (including an aggregate of 42,500 ADSs that may be acquired pursuant to call options held by Fund II), Osmium Spartan, LP, a Delaware limited partnership (“Fund III”) which had shared dispositive power and shared voting power over 657,547 shares of common stock, (including an aggregate of 43,500 ADSs that may be acquired pursuant to call options held by Fund III), and Osmium Diamond, LP, a Delaware limited partnership (“Fund IV”) which had shared dispositive power and shared voting power over 1,063,974 of common stock (including an aggregate of 51,200 ADSs that may be acquired pursuant to call options held by the Fund IV) (all of the foregoing, collectively, the “Filers”). The Fund, Fund II, Fund III and Fund IV are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities and financial instruments. The Fund, Fund II, Fund III and Fund IV directly own the common shares reported in this Statement. Mr. Lewis and Osmium Partners may be deemed to share with the Fund, Fund II, Fund III and Fund IV (and not with any third party) voting and dispositive power with respect to such shares. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer. This information is based solely on a review of an amendment to Schedule 13D filed with the SEC on January 5, 2023 by the Filers.
(2) First Manhattan Co. LLC (“First Manhattan”) filed a Schedule 13G with the SEC on February 14, 2023 reporting that it is deemed to be the beneficial owner in excess of 5% of the outstanding shares of Company common stock. First Manhattan reported that it has sole voting power with respect to 1,270,000 shares, shared voting power with respect to 1,281,300 shares, sole dispositive power with respect to 1,270,000 shares, and shared dispositive power with respect to 1,281,300 shares.
(3) Bangaly Kaba’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(4) Brad Goldberg’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(5) Chelsea A. Grayson’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(6) Colleen Birdnow Brown’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(7) Joseph E. Whitter’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(8) Michael McConnell’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(9) Ulrike Handel’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(10 David Clark’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.
(11) Frederic Beckley’s address is c/o Spark Networks SE, Kohlfurter Straße 41/43, Berlin Germany 10999.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2022, concerning securities authorized for issuance under all of our equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Right	Weighted-Average Exercise Price of Outstanding Options, Warrants and Right	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,869,457	$2.94	449,234
Equity compensation plans not approved by security holders
Total	2,869,457	$2.94	449,234

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides our shareholders and other stakeholders with information about Spark Networks’ performance, compensation framework, compensation decisions and associated governance for our Named Executive Officers (NEOs) in 2022.

At a Glance
Named Executive Officers Serving in 2022

Chelsea A. Grayson(1)
Interim Chief Executive Officer

David Clark(2)
Managing Director & Chief Financial Officer

Frederic Beckley(3)
Chief Administrative Officer & General Counsel

Eric Eichmann(4)
Former Managing Director & Chief Executive Officer

(1) Appointed Interim Chief Executive Officer in December 2022 and Chief Executive Officer in March 2023.
(2) Terminated employment in April 2023.
(3) Appointed in April 2022.
(4) Ceased serving as an Executive Officer in November 2022 and terminated employment in January 2023.

Compensation Design	46
Compensation Philosophy and Strategic Alignment	·
Overview of our Compensation Program, Policies and Practices	·

Compensation Governance	47
Nominating, Governance and Compensation Committee Role	·
Shareholder Engagement	·
Use of Market Data and Target Positioning
Managing Compensation Risk

2022 Compensation Decisions and Outcomes	49
Base Salary	·
Annual Cash Incentives	·
Equity Incentives	·
Benefits and Perquisites	·

Nominating, Governance and Compensation Committee Report	52

EXECUTIVE SUMMARY

•Limited changes to compensation design in 2022. A stretch annual cash incentive goal was introduced, with a payout opportunity of up to 200% of target available if achieved. In addition, the financial performance measures that govern 70% of annual cash incentive awards, were simplified to focus on revenue growth and marketing contribution. No other changes were made to program design, with the remaining 30% based on individual strategic objectives.
•Pay and performance were aligned. As a result of the Company’s failure to meet the financial goals under its annual cash incentive plan, it was decided that no bonuses would be paid to NEOs. Given the performance of our stock price, all outstanding equity awards to NEOs are currently worth less than they were at the date of grant, as shown in our Pay Versus Performance disclosure, which can be found on page 58.
•New leaders were onboarded during the year. Mr. Eichmann ceased serving as an Executive Officer on November 30, 2022 and terminated employment on January 1, 2023. Mr. Eichmann's unvested equity awards were cancelled in full as of November 2022 and he received severance payments that were provided for under his separation agreement. As the company continued to explore different strategic alternatives, the Board appointed Ms. Grayson, who was previously Vice Chair of the Board, as the interim Chief Executive Officer effective December 1, 2022. Ms. Grayson’s compensation was established to reflect the nature of her role, stewarding the company at a critical time, and comprises a fixed salary (designated in a combination of USD and EUR values) and benefits available to other employees. As interim CEO, Ms. Grayson did not receive any equity-based pay or an annual incentive award. Finally, Mr. Beckley was appointed Chief Administrative Officer & General Counsel during the year, replacing Ms. Bendzulla. Mr. Beckley received stock option awards in connection with the execution of his employment agreement, and his incentive compensation is aligned with that provided to other permanent executive officers. Details of each NEO's compensation is explained further in this Compensation Discussion & Analysis.

COMPENSATION DESIGN

Compensation Philosophy and Strategic Alignment
Spark operates in the growing online dating market and is committed to social data for meaningful relationships. Our compensation programs are designed to attract and retain the best possible executive talent who are capable of creating value for our shareholders in a growth environment. This philosophy is reflected in our compensation principles.

Principle	How we achieve this(1)
Link pay to the achievement of measurable corporate goals and individual performance	✓	Base a majority (70%) of the annual incentive on corporate financial performance
	✓	Base a meaningful element (30%) of the annual incentive on quantitative and/or qualitative objectives by individual aligned to areas of strategic importance to Spark
Align executives’ incentives with stockholder value creation	✓	Utilize annual incentive performance metrics that drive stock price performance
	✓	Deliver a meaningful proportion of compensation in equity-based vehicles, that incentivize sustainable stock price appreciation
Attract and retain the best possible executive talent	✓	Offer market competitive compensation opportunities
(1) Given the nature of Ms. Grayson’s role as interim CEO, she did not participate in the annual incentive plan, nor did she receive any equity compensation in 2022.

Performance measures are selected to align to our strategic priorities and include a combination of financial and non-financial metrics. Non-financial metrics form the individual objectives under the annual cash incentive. Objectives are set based on an executive’s role and accountabilities and assessed in a scorecard format at year-end.

Strategic priority	Compensation alignment
Product improvements	✓	Reflected in individual objectives
Organic growth	✓	Revenue and performance goals account for 70% of the annual incentive for all eligible executive officers
Social discovery	✓	Reflected in individual objectives
	✓	Marketing contribution underpin applicable to annual incentive, with opportunities capped at target if budgeted contribution is not met
Maximize shareholder value	✓	Revenue growth, which accounts for 70% of the annual incentive, is a key driver of value creation
	✓	Reflected in individual objectives including debt refinancing activities and product/technology improvements
	✓	Reinforced by use of equity-based compensation, including virtual market-priced stock options which require stock price appreciation to yield value

Overview of our Compensation Program
The core elements of executive compensation comprise base salary, a target cash incentive based on annual performance, and equity awards tied to our stock price performance. Executives do not necessarily receive equity on an annual basis, and in 2022 there were no named executive officers to receive an equity grant.

60%	13%	27%
Equity Incentive	Target Annual Cash Incentive	Salary

Equity: 100% at-risk variable pay tied to stock price performance, granted in the form of virtual stock options settled in stock, that are intended to operate in a similar manner as stock options and RSUs. The average equity mix for the four named executive officers still serving on December 31, 2022 since appointment is 47% in the form of stock option equivalents, and 53% in the form of RSU equivalents. Awards vest over a period of four years.

Annual Cash Incentive: 100% at-risk variable pay based on financial performance (70%) and individual performance (30%). Financial performance is based equally on revenue goals. Awards are paid in cash shortly following year-end.

Salary: Fixed cash compensation paid monthly.

Compensation Policies and Practices

Reflecting our commitment to good corporate governance there are several practices Spark has actively implemented, and others that we have actively not implemented, to reflect the best interests of our shareholders.

Policies and practices adopted at Spark
✓	Pay for performance	✓	Prohibit the hedging of Spark securities
✓	Cap payouts under the annual incentive plan	✓	Limit the pledging of Spark securities with prior approval required
✓	No excessive perquisites	✓	No re-loading or re-pricing of virtual options
✓	Provide modest benefits to executives in line with those offered to other Spark employees	✓	No excise tax gross-ups on a change in control

COMPENSATION GOVERNANCE

Nominating, Governance and Compensation Committee Role
The Nominating, Governance and Compensation (NGC) Committee oversees Spark’s executive compensation program (in addition to performing the functions of a nominating committee). The Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. During 2022, the NGC Committee also made recommendations to the Board on the compensation for Ms. Grayson in her capacity as Interim CEO. Individuals serving as Chief Executive Officer including Mr. Eichmann and Ms. Grayson do not participate in conversations in which decisions are made with respect to their own compensation.

The Company uses Willis Towers Watson (WTW) from time to time to provide advice on compensation matters. With respect to 2022, WTW supported in the preparation of the Compensation Discussion & Analysis.

In implementing and administering the Company’s compensation philosophy, the Committee:
•Reviews market data, to assess the competitiveness of our compensation policies;
•Reviews performance against our plans and budgets, and considers the degree of attainment of performance goals and objectives; and
•Reviews the individual performance of each executive officer.

Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers. As a general practice, the Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations, and reviewing advice from legal advisors before acting. The Committee also holds special meetings as necessary in order to perform its duties.

Shareholder Engagement
Spark is committed to meaningful shareholder outreach and senior management interacts regularly with our major shareholders. To the extent it is provided, feedback on executive compensation practices is considered by the NGC Committee. At our 2022 shareholder meeting, 94.4% of votes were cast in favor of our say-on-pay resolution. This was a notable increase from the prior year’s vote, and an indication that our shareholders welcomed the changes we had made in response to their feedback and the clarifications that we made via disclosure as to how our program operates. We have retained elements of that explanation below to maintain clarity on our program design and disclosure, which reflects the combination of German and US requirements that apply to us.

Frequently Asked Question	Our Response
Maximum compensation opportunities for Managing Directors
Under German law, Spark is required to disclose a maximum compensation value which is not necessarily reflective of how our programs actually operate. Maximum levels of variable compensation will only be earned to the extent the associated performance standards and stock price appreciation are achieved. For clarity:
•Eligible executives have a maximum annual cash incentive opportunity of 200% their respective target, with targets ranging from 48% - 50%.
•Equity awards are issued periodically and while the Summary Compensation Table includes accounting values for the awards at grant, the NGC Committee considers the potential value that could be realized under different performance scenarios when contemplating grants.

Equity being issued in the form of zero-priced options	The structure of equity awards in the form of virtual stock options reflects requirements and constraints under German law that Spark is subject to. The NGC Committee has sought to improve disclosure to better explain the virtual stock options we use both with and without exercise prices, which in effect operate like stock options and RSU. The NGC Committee believes that these vehicles appropriately align executive officers’ interests with those of our shareholders and reflect market norms within our industry.
Lack of performance-based long-term incentives	The NGC Committee believes that virtual stock options provide a meaningful performance-based incentive to increase company value in a sustainable, long-term manner. Furthermore, the use of vehicles such as stock options and RSUs are widely observed in our industry and believed to be market aligned and market competitive.
Lack of equity-based Director’s compensation	Under German law, Spark is unable to issue equity to its directors, something that is commonplace in the US. The director compensation program provides a reasonable balance between US and German compensation practices for the Board and its Committees, and enables Spark to attract and retain high caliber talent.

Use of Market Data and Target Positioning
Spark is a global organization that competes for talent across different geographies and types of industries. Given these complexities, the NGC Committee believes that benchmarking against a narrowly defined group of companies does not provide a meaningful basis for establishing compensation. Instead, the NGC Committee will periodically review multiple data sources and apply judgement in how to interpret the data and set compensation accordingly.

The peer group used for compensation benchmarking has been unchanged since its approval in 2019 and is summarized below. It was developed with the help of an outside consultant, WTW, to assist in establishing market-aligned compensation for Mr. Eichmann on his appointment. At this time, three distinct reference groups of companies were established comprising of companies generally operating in the online and technology industries, based in Germany, Europe more broadly and the US. Companies were selected based on relevance and with a view to positioning Spark appropriately relative to the median in terms of revenue and market capitalization.

Country	Reference Companies			Spark’s Relative Size (1)
				Revenue	Market Capitalization
Germany	1.Cewe Stiftung & Co. KGaA 2.Delivery Hero SE 3.Delticom AG 4.Holidaycheck Group AG	5. Home24.de 6. Lotto 24 AG 7. Scout24 AG 8. trivago N.V.	9. westwing Group AG 10. windeln.de SE 11. Xing	42nd percentile	25th percentile
Pan-Europe (Outside of Germany)	1.Basware Oyj 2.BigBen Interactive 3.Digia Oyj 4.Digital Bros S.p.A 5.Doro AB	6. Eprice SpA 7. Group LDLC société anonyme 8. Just eat plc 9. lastminute.com N.V. 10. Moneysupermarket.com Group	11. PayPoint plc 12. Shop Apotheke Europe N.V. 13. Takeaway.com	62nd percentile	51st percentile
United States	1.Care.com, Inc. 2.CarGurus, Inc. 3.DHI Group, Inc. 4.Eventbrite, Inc.	5. EverQuote, Inc. 6. Leaf Group Ltd. 7. Rosetta Stone Inc. 8. SciPlay Corporation	9. The Meet Group, Inc. 10. Travelzoo 11. Truecar, Inc.	71st percentile	28th percentile
(1) As collected in 2019 at the time data was considered; revenue represented most recent financial year and market capitalization was a trailing twelve-month average.

The NGC Committee did not target a specific reference point among this data. The determination of base salary, target cash incentive opportunities, and equity incentive grants are based on the NGC Committee’s subjective evaluation of a variety of factors, including the executive’s position, scope of responsibility, prior experience, performance, and criticality in the context of prevailing rates of pay in the market. More broadly the NGC Committee considers compensation increases in the context of Spark’s overall financial performance, employee merit budgets, broader economic factors, and affordability. Given Mr. Eichmann’s compensation was unchanged during 2022, the peer group was not changed.

In establishing compensation for Ms. Grayson as interim CEO the NGC Committee and Board gave consideration to Ms. Grayson’s qualifications for the role via her prior experience and role on the Board, the present Company circumstances, and compensation for the outgoing CEO. In light of Ms. Grayson's appointment as Chief Executive Officer in March 2023, the NGC Committee and Board plan to perform an analysis in 2023 looking at market practices to reassess Ms. Grayson’s package. In establishing compensation for Mr. Beckley, consideration was given to his prior compensation, the highly relevant skills and experience he would bring to the role related to US and German companies, and internal relativities with other executive officers.

Managing Compensation Risk
Compensation is an essential part of risk management and the NGC Committee carefully assess whether Spark’s compensation programs align with sound risk management principles. This includes establishing an appropriate ratio between cash and equity compensation, as well as fixed and variable compensation, not overly exposing the executives to stock price or over leveraging the compensation mix towards market-priced virtual stock options, and setting stretching yet responsible performance goals under the annual cash incentive plan. The NGC Committee believes that Spark’s compensation policies and practices do not encourage unnecessary or excessive risk-taking.

During 2022 Spark did not maintain stock ownership requirements or a compensation recoupment policy. The NGC Committee plans to review this in 2023 as it continues to monitor the development of the Nasdaq exchange's final listing standards. Executive officers are subject to Spark’s Insider Trading Policy which prohibits insider trading and certain speculative transactions, including, but not limited to, short sales, buying put and selling call options (such as zero cost collars and forward sales contracts) and other hedging or derivative transactions in Spark’s securities. The Policy also places limits on the pledging of Spark’s securities as collateral for loans or holding such securities in a margin account for which prior approval is required. In addition to these hedging and pledging restrictions, the Policy establishes a regular blackout period schedule during which the executives may not trade in Spark’s securities and establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Spark’s securities.

2022 COMPENSATION DECISIONS AND OUTCOMES

Base Salary

Base salaries for our named executive officers are established based on the scope of their responsibilities. Base salaries are reviewed on an annual basis and increases, if any are similar in scope to our overall corporate salary increase. The base salary is paid in twelve equal monthly installments. Named executive officer salaries did not increase in 2022.

Name	2022 Base Salary	2021 Base Salary	Increase
Chelsea A. Grayson (1)	$1,203,816	n/a	n/a
Eric Eichmann(2)	$625,000	$625,000	0%
David Clark (3)	$400,000	$400,000	0%
Frederick Beckley (4)	$390,000	n/a	0%
(1) Ms. Grayson's salary has been established in the Grayson Inc Service Agreement and Grayson SE Service Agreement (each as defined below) on a monthly basis. The monthly salary under the Grayson Inc Service Agreement is $94,000, and the monthly salary amount under the Grayson SE Agreement is €6,000 per month. Amounts in EUR have been converted into US Dollars based on the average exchange rate of 1.0530 and the combined value is referred to as base salary.
(2) Mr. Eichmann's salary comprises $525,000 under his employment agreement with Spark Networks, Inc. and $100,000 under his employment agreement with Spark Networks SE. For the purpose of this Compensation Report, the combined value is referred to as base salary.
(3) Mr. Clark's salary comprises $340,000 under the employment agreement with Spark SocialNet, Inc., a wholly owned subsidiary of the Company, and $60,000 with Spark Networks SE. For the purpose of this CD&A the combined value is referred to as base salary. Mr. Clark resigned as a Managing Director and Chief Financial Officer of the Company and Spark Networks, Inc. effective April 14, 2023.
(4) 2022 salary reflects Mr. Beckley’s annual rate of base salary established pursuant to the terms of Mr. Beckley's employment agreement with Spark SocialNet, Inc., a wholly owned subsidiary of the Company (the "Beckley Employment Agreement").

Annual Cash Incentives
The annual cash incentive plan is designed to drive near-term business objectives and strategic priorities, and reward for progress and performance delivered during the year. Awards consist of an annual target with performance measures based on a combination of quantitative financial performance goals and a combination of quantitative and qualitative individual objectives. The maximum payout opportunity was increased in 2022 from 150% to 200% of target. Ms. Grayson was not eligible to receive an award in 2022.

Financial Performance
The metrics approved for 2022 were revenue and marketing contribution, reflecting the Company's priorities of driving shareholder value while ensuring continuing to meet the Company's debt covenants. Spark Networks SE seeks to establish goals that are rigorous, and appropriately align pay with performance, while not incentivizing excessive risk taking. Each metric has a threshold, target and maximum performance goal associated with it, and a corresponding level of payout.

Metric	Weight	Threshold (50% Payout)	Target (100% Payout	Maximum (200% payout)	Actual	Achieved Payout (% of target)
Revenue (M)	100%	$217	$225	$229	$188	0%
Marketing Contribution	Cap	(Payout cap applies if budget not achieved)				n/a
Total						0%

As a result of financial performance failing to reach the threshold performance goals, no payment was earned by the Managing Directors in respect of this component for 2022.

Individual Performance
Spark Networks SE believes that it is also important to incentivize and reward for performance in areas of strategic importance specific to each executive’s role. Objectives are established and approved by the NGC Committee in the first quarter and are intended to reflect drivers of future financial performance. Performance goals are both quantitative and qualitative and reflect areas such as product development, customer satisfaction and human capital management. Nevertheless, as a result of the

Company’s failure to meet the financial goals under its annual cash incentive plan, it was decided that no bonuses would be paid to NEOs.

Therefore the NGC Committee approved the following annual incentive payouts for 2022.

In summary, based on the performance and accomplishments summarized above, the NGC Committee approved the following annual incentive payouts for 2022.

Name	Target Cash Incentive	Actual Cash Incentive	Actual (% of Target)
Eric Eichmann	$300,000	$0	—%
David Clark	$200,000	$0	—%
Frederick Beckley	$144,781	$0	—%

Equity Incentives
Long-term incentive awards represent the largest percentage of a named executive officer’s compensation package and are awarded periodically. Awards are designed to incentivize and reward long-term value creation and stock price appreciation, recognize performance, align interests with those of our shareholders and retain top talent.

The design of our equity-based compensation program is influenced by our German incorporation, although it operates in a manner consistent with other German and U.S. companies of a similar size to Spark. Awards take the form of virtual options which are structured to operate in a manner consistent with either stock options or restricted stock.

Vehicle	Operates like	Purpose	Exercise price definition
Market-priced virtual stock options	Stock option	Align with shareholder interests by reward long-term sustainable stock price appreciation	Granted with an exercise price equal to the average closing price of the underlying shares over the five trading days preceding the date of grant
Zero-priced virtual stock options	Restricted stock unit	Align with shareholder interests and support executive retention	In order to operate like a restricted stock unit, awards are granted to operate like whole-value shares and so have no associated exercise price (hence the term ‘zero-priced’)

Virtual options are subject to a seven-year term with vesting phased over a four-year period:
•25% of the award vests after 12 months
•6.25% of the award subsequently vests at the end of each quarter

On vesting, awards are settled in Spark stock, and while the company can settle awards in cash under the Plan Rules, this feature is not currently used, nor is planned to be use for named executive officers.

As noted above, the NGC Committee makes awards periodically to named executive officers with consideration to a range of factors including the market competitiveness of that award at the time of grant, and the potential value and retention power of unvested awards.

	Market-priced virtual stock options Operating like stock options		Zero-priced virtual stock options Operating like RSUs		Total value of awards in 2022 (1)
	Number	Value (1)	Number	Value (1)
Chelsea A. Grayson	0	$0	0	$0	$0
David Clark	0	$0	0	$0	$0
Frederick Beckley	190,000	$184,490	90,000	$200,340	$384,830
Eric Eichmann	0	$0	0	$0	$0
(1) This value represents the grant date fair value of the stock options granted as computed in accordance with ASC 718 and captured in the Summary Compensation Table.

The average equity mix for the four Managing Directors as of December 31, 2022, was 47% in the form of market-priced virtual stock options, which the NGC Committee considers performance-based given the inherent need for stock price appreciation for any value to be realized, with the remaining 53% in the form of zero-priced virtual stock options, which operate like RSUs.

Benefits and Perquisites
Named executive officers are eligible to participate in all of our employee benefit plans on terms consistent with employees in the applicable geography.

Benefit	Eligibility		Key Features
Health & Welfare Insurance Benefits	All full-time US-based employees, including our NEOs	✓	Medical, dental, vision, group life, disability and accidental death and dismemberment insurance, voluntary life and accidental death and dismemberment
Retirement Benefits	All regular US-based employees, including our NEOs	✓	Employer sponsored 401(k) traditional and Roth retirement Safe Harbor plan
Company match is 100% up to 4% of employee contribution with maximum employee contributions and employer match subject to annual federal limits
Mr. Eichmann’s employment agreement provided that Spark Networks, Inc. will reimburse Mr. Eichmann for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.

NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The NGC Committee has reviewed this Compensation Discussion & Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Committee recommended to the Administrative Board that the Compensation Discussion & Analysis be included in the Company’s Proxy Statement.

Bradley J. Goldberg (Chair)
Bangaly Kaba
Ulrike Handel

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2022 and 2021, all amounts are in US dollars:

Name Position	Fiscal Year	Salary (fixed)	Bonus (variable)	Option Awards(1) (variable)	Non-equity Incentive Plan Compensation (variable)	All Other Compensation(2) (fixed)	Total
Chelsea Grayson(3) Chief Executive Officer	2022	$100,318	—	—	—	$193	$100,511
	2021	—	—	—	—	—	—
David Clark(4) Chief Financial Officer	2022	$400,000	—	—	—	$48,859	$448,859
	2021	$157,052	—	$575,500	$78,904	$16,363	$827,819
Frederick Beckley(5) Chief Administrative Officer & General Counsel	2022	$291,250	—	$384,830	—	$8,234	$684,314
	2021	—	—	—	—	—	—
Eric Eichmann(6) (Former) Chief Executive Officer	2022	$625,000	—	—	—	$1,081,641	$1,706,641
	2021	$625,000	—	—	$75,000	$49,398	$749,398
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during the years ended December 31, 2022 and 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2) The amounts reported in the All Other Compensation column include health and welfare insurance benefits, and retirement benefits.
(3) Ms. Grayson was appointed Interim Chief Executive Officer on December 1, 2022.
(4) Mr. Clark was appointed as Chief Financial Officer on August 10, 2021.
(5) Mr. Beckley was appointed Chief Administrative Officer and General Counsel on April 4, 2022.
(6) Mr. Eichmann ceased serving as an executive officer on November 30, 2022 and terminated employment on January 1, 2023. Severance of $1,034,540 earned by Mr. Eichmann is reflected in the All Other Compensation column.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards
			Option Awards			Zero Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Expiration Date
Chelsea Grayson			—	—	0	—	—
Chief Executive Officer
David Clark	8/31/21	8/31/21	62,500	137,500	3.77	31,250	68,750	9/30/28
Chief Financial Officer
Frederic Beckley	4/30/22	4/30/22	—	190000	2.93	—	90000	5/30/29
Chief Administrative Officer & General Counsel
Eric Eichmann	1/21/20	1/31/20	572,691	—	4.88	56,126	—	2/28/27
Former Chief Executive Officer

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Chelsea Grayson	—	—	—	—
David Clark	—	—	—	—
Frederick Beckley	—	—	—	—
Eric Eichmann	49,671	$106,296	—	—

(1) Represents the net shares acquired
(2) Value realized on exercise is based on the difference between the closing price of Spark Networks SE common shares on the date of share transfer and the exercise price.

Employment and Other Compensation Arrangements

Eric Eichmann. On November 19, 2019, our wholly-owned subsidiary Spark Networks, Inc. entered into an employment agreement with Mr. Eichmann (the “Eichmann Employment Agreement”) with respect to his employment as Chief Executive Officer of Spark Networks, Inc. The Eichmann Employment Agreement provides for an annual base salary of $525,000 and an annual target bonus amount of not less than $300,000. Pursuant to the Eichmann Employment Agreement, if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board. Spark Networks, Inc. will reimburse Mr. Eichmann for ordinary course expenses incurred in connection with travel between the Berlin, Germany and New York, New York, and for income tax liabilities to the extent that such liabilities exceed by $25,000 the amount he would have otherwise been obligated to paid had he been subject only to income taxes in the United States.

Also on November 19, 2019, Spark Networks SE entered into an executive director service agreement with Mr. Eichmann (the “Eichmann Executive Director Service Agreement”) pursuant to which Mr. Eichmann has an annual base salary of $100,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of the Eichmann Executive Director Service Agreement is four years and six months.

Gitte Bendzulla. Ms. Bendzulla has entered into an employment agreement with Spark Networks which provides for an annual fixed compensation (base salary) and an annual performance award (annual bonus) with a target amount of 30% of her then current fixed gross annual salary. The relevant goals shall be established annually by the Administrative Board after consultation with Ms. Bendzulla. The final amount of the bonus shall be determined annually by the Administrative Board based on achievement of the established goals at the same time as the annual financial statements of Spark Networks are approved by Spark Networks’ auditors. The annual bonus, if any, shall be due and payable at the end of the month following such approval of the annual financial statements. Upon termination of employment, the agreement provides that Ms. Bendzulla may not compete with Spark Networks for one year provided that Spark Network pays Ms. Bendzulla during such period an amount equal to 50% of her total remuneration most recently received by her. Spark Networks shall be entitled to waive this non-compete covenant by written declaration at any time, including after the service relationship, with the effect that Ms. Bendzulla is released of the obligations immediately, and Spark Networks shall be free of the obligation to pay compensation with immediate effect starting from the date of declaration. Ms. Bendzulla is further entitled to receive a severance payment in the amount equal to six months of her base salary, plus the pro rata portion of her annual bonus for such year assuming achievement at the 100% level. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In addition to the fixed and variable remuneration components, under the terms of the agreement, Ms. Bendzulla is entitled to additional benefits and reimbursement of necessary and reasonable expenses. Ms. Bendzulla’s current base salary is €240,000 and her annual bonus target amount is €72,000.

David Clark. Mr. Clark’s employment agreement with Spark Networks provides for a base salary at an annual rate of $340,000 and an annual bonus with a target amount of not less than 50% of his annual base salary based on the achievement of individual and Company performance goals to be determined by the Board. In the event that Spark Networks terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation, and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

Also in connection with Mr. Clark’s hiring, Spark Networks SE entered into an executive director service agreement with Mr. Clark pursuant to which Mr. Clark has an annual base salary of $60,000 (in addition to his salary under his employment agreement with Spark Networks, Inc.). The term of such agreement is in accordance with the German Corporate Governance Codex limited to 3 years. Mr. Clark resigned as Managing Director and Chief Financial Officer of the Company and Spark Networks, Inc. effective April 14, 2023.

Chelsea A. Grayson. Ms. Grayson's employment agreement with Spark Networks provides for a base salary at an annual rate of $1,128,000 and further provides that the Board will consider appropriate additional incentive compensation opportunities in-line with market compensation for publicly traded companies of similar size to the Company, pending development and progression of the Company’s strategic initiatives during her employment period. Ms. Grayson also has an executive director service agreement with Spark Networks SE pursuant to which provides for a base salary at an annual rate of €72,000.

The Board did not adjust Ms. Grayson’s compensation in connection with her appointment to Chief Executive Officer on March 29, 2023. On July 7, 2023, Ms. Grayson resigned as Executive Director and Chief Executive Officer of the Company and Spark Networks, Inc., and terminated her service and employment with the Company and Spark Networks, Inc. effective July 7, 2023. Ms. Grayson also resigned as a member of the Company’s Board, effective July 7, 2023. The Company and Sparks Networks, Inc. have entered into a Resignation Agreement with Ms. Grayson (the “Resignation Agreement”), which provides for Ms. Grayson’s resignation as a member of the Board, and as Chief Executive Officer of the Company and Spark Networks, Inc., and contains other customary terms and conditions. Pursuant to the Resignation Agreement, the Company will pay Ms. Grayson $600,000 as severance compensation in six equal monthly installments, and reimburse Ms. Grayson for up to $25,000 in professional advisory fees and 12 months of COBRA payments. In addition, the parties have agreed to mutual releases of claims.

Potential Payments Upon Termination or Change in Control

Eric Eichmann. As described above, the Eichmann Employment Agreement provides if Mr. Eichmann’s employment is terminated by Spark Networks, Inc. without cause or by Mr. Eichmann with good reason, then (i) if such termination occurs within 18 months of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 18 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with Spark Networks SE, as described further below), paid in the form of salary continuation, as well as reimbursement of COBRA continuation coverage premium payments for 18 months; and (ii) if such termination occurs more than 18 months following the date of his employment agreement, Mr. Eichmann will be eligible to receive severance in an amount equal to 12 months of his annual base salary and his annual bonus amount for such period (plus an amount equal to the then current annual base salary and annual bonus payable to Mr. Eichmann pursuant to the executive director service agreement with the Company), as well as reimbursement of COBRA continuation coverage premium payments for 12 months. Mr. Eichmann’s eligibility for the foregoing severance is conditioned on Mr. Eichmann having first signed a release agreement in a form reasonably acceptable to the Administrative Board.

Gitte Bendzulla. In case of a termination of her employment by Spark Networks, Ms. Bendzulla is further entitled to receive a severance payment equal to the amount of her remuneration entitlement for six equal installments of her base salary plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and payable together with the last regular salary payment. Any vesting of VSOP or stock option granted to Ms. Bendzulla due to occur within the next 3 months after the effective date of the termination shall continue to vest. In the event of enforcement of the non-competition clause contained in Ms. Bendzulla employment contract, Ms. Bendzulla will receive compensation amounting to 50% of the basic remuneration received by her for a period of six months.
David Clark. As described above, in the event that Spark Networks terminates Mr. Clark’s employment (other than for cause, by death or by disability), Mr. Clark will be eligible to receive an amount equal to one year of his then-current annual base salary, payable in the form of salary continuation and his unvested options shall vest in the number of options that would have vested on the next Vesting Date (as defined in the LTIP) following the effective date of termination had Mr. Clark remained employed by the Company at that Vesting Date. Such severance shall be reduced by any remuneration paid to Mr. Clark because of his employment or self-employment during the severance period, and Mr. Clark shall promptly report all such remuneration to the Company in writing. Mr. Clark’s eligibility for severance is conditioned on him having first signed a release agreement in the form reasonably acceptable to the Board.

Chelsea A. Grayson. Upon a termination of employment for any reason, Ms. Grayson is not entitled to receive any severance or other termination payments under the Grayson Inc. Service Agreement or the Grayson SE Service Agreement and will have the right to receive only accrued base salary and benefits.

The tables below reflect the amount of compensation our named executive officers would receive, assuming their employment terminated occurred on December 31, 2022 under certain circumstances. The amount of compensation payable to each named executive officer assumes a termination without cause or for good reason (except as otherwise indicated). No compensation is payable upon termination for cause or without good reason.

Named Executive Officer	Cash Severance	Bonus	Health Benefits(1)	Total Compensation
Chelsea A. Grayson	$0	$0	$0	$0
David Clark (2)	$480,167	$200,000	$35,000	$715,167
Frederic Beckley (2)	$390,000	$195,000	$35,000	$620,000
Eric Eichmann	$699,540	$300,000	$35,000	$1,034,540
(1) Reflects the estimated value of COBRA premium reimbursement.
(2) Amounts for Mr. Clark and Mr. Beckley assume a termination by the Company without cause. In the event Mr. Clark or Mr. Beckley terminated his employment with the Company for good reason, solely the amount set forth under “Bonus” would be payable.

2022 PAY VERSUS PERFORMANCE TABLE AND SUPPORTING NARRATIVE

The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to company performance.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Summary Compensation Table Total for PEO 2 ($) (2)	Compensation Actually Paid to PEO 2 ($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Value of Initial Fixed $100 Investment Based On:	Net Income (Loss) ($) (thousands)
							Total Shareholder Return ($)
2022	$1,706,641	$845,654	$100,511	$100,511	$566,587	$234,565	$12	$(44,190)
2021	$749,398	($491,147)	$0	$0	$507,067	$352,799	$59	$(68,155)
(1) Reflects compensation for our former Chief Executive Officer, Mr. Eichmann, who served as our Principal Executive Officer (PEO) in 2020, 2021 and part of 2022.

(2) Reflects compensation for our Interim Chief Executive Officer, Ms. Grayson, who served as our PEO for part of 2022.

(3) Reflects compensation for Ms. Bendzulla, Mr. Clark, Mr. Althaus, and Ms. Um in 2021; and Mr. Clark and Mr. Beckley in 2022.

To calculate “compensation actually paid” for our PEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

Adjustments	PEO - Eichmann		PEO - Grayson		Avg. Other NEOs
	2022	2021	2022	2021	2022	2021
Summary Compensation Table Total	$1,706,641	$749,398	$100,511	$0	$566,587	$507,067
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	$0	$0	$0	$0	($192,415)	($170,910)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$0	$0	$0	$0	$47,300	$159,170
Addition of change in fair value at FY end versus prior FY end for awards granted in a prior FY that remained outstanding	$0	($1,131,599)	$0	$0	($165,344)	($49,868)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$(157,505)	($108,946)	$0	$0	($21,563)	($9,458)
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	$(703,482)	$0	$0	$0	$0	($83,203)
Compensation Actually Paid	$845,654	($491,147)	$100,511	$0	$234,565	$352,799

The fair value of virtual stock options reported as part of “compensation actually paid” were calculated using a Black-Scholes option pricing model. The assumptions used in estimating fair value for virtual stock option awards granted are as follows:

Virtual market-priced stock options	2022	2021	2020
Volatility	72.8%	64.7% - 72.8%	59.3% - 72.8%
Expected life (years)	5.32 – 5.40	4.14 – 4.86	2.21 – 4.21
Dividend yield	0%	0%	0%
Risk-free rate	3.98% - 3.99%	1.21% - 4.10%	0.20% - 4.44%

Virtual zero-priced stock options	2022	2021	2020
Volatility	72.8%	64.7% - 72.8%	59.3% - 72.8%
Expected life (years)	1.34 – 1.40	0.84 – 1.64	0.43 – 1.82
Dividend yield	0%	0%	0%
Risk-free rate	4.60% - 4.62%	0.56% - 4.73%	0.04% - 4.75%

Compensation Actually Paid Versus Company Performance

The graphs below visually describe the relationship between company performance, as measured by total shareholder return and net income (loss), relative to named executive officer pay. We have also included summary compensation table pay given the relative movement in each is helpful to observe. Compensation data for our two PEOs is summed in the PEO charts.

Pay versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
-$0.2
-$0.4
-$0.6
2021
2022
SCT - PEOs
CAP - PEOs
Company

Pay versus Total Shareholder Return
$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
Indexed Total Shareholder Return
$0.6
$0.5
$0.4
$0.3
$0.2
$0.1
$0.0
Compensation Actually Paid ($mm)
2021
2022
SCT - NEO Avg
CAP - NEO Avg
Company

Pay versus Net Income
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Net Income ($m)
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
-$0.2
-$0.4
-$0.6
Compensation Actually Paid ($mm)
2021
2022
SCT - PEOs
CAP - PEOs
Net Income

Pay versus Net Income
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Net Income ($m)
$0.6
$0.5
$0.4
$0.3
$0.2
$0.1
$0.0
Compensation Actually Paid ($mm)
2021
2022
SCT - NEO Avg
CAP - NEO Avg
Net Income

DIRECTOR COMPENSATION

The full Board determines compensation of our non-executive directors based on recommendations made by the Nominating, Governance and Compensation Committee (NGC Committee). The NGC Committee evaluates the form and amount of compensation for non-executive directors periodically and recommends changes to our Board when appropriate.

Director compensation was established to comply with the German Corporate Governance Code and consequently, director compensation is currently paid solely in the form of cash. During our 2021 shareholder engagement, questions were specifically asked about why Directors do not receive any of their compensation in the form of equity, as is customary in the United States. This reflects limitations we are subject to under German law, rather than an active choice to deviate from market norms in a relevant geography for our business, talent and shareholders. Regardless, we believe that the compensation system in place provides a reasonable balance between US and German compensation practices on the Board and its Committees, and enables us to attract and retain high caliber talent.

Non-executive directors are paid a quarterly retainer for their service on the Board and additional fees to reflect any incremental roles or duties they hold. Directors are not compensated for attending individual meetings of the Board on a per-meeting basis.

Role	Non-Employee Director Annual Compensation
Board Retainer	€80,000
Additional Compensation:
Chair of Board	€40,000
Vice-Chair of Board	€20,000
Audit Committee Chair	€20,000
Audit Committee Member(1)	€12,500
NGC Committee Chair	€18,000
NGC Committee Member(1)	€10,000
(1) Committee chairs are not eligible to receive the member compensation; this time commitment is contemplated in their compensation as chair.

We reimburse all our non-executive directors for all expenses reasonably incurred in connection with their service as a director, including attendance at Board or Committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2022. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board of Directors) or any equity or non-equity awards in the year ended December 31, 2022. Amounts are converted from the policy values set out above into US Dollars based on the average 2022 exchange rate of 1.053.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Axel Hefer(2)	$64,935	—	$64,935
Bangaly Kaba	$94,770	—	$94,770
Bradley J. Goldberg	$117,234	—	$117,234
Chelsea A. Grayson(6)	$94,551	—	$94,551
Colleen Birdnow Brown	$127,457	—	$127,457
David Khalil(3)	$63,180	—	$63,180
Joseph E. Whitters	$107,055	—	$107,055
Michael McConnell(4)	$32,467	—	$32,467
Ulrike Handel(5)	$31,590	—	$31,590
(1) The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the director during the year ended December 31, 2022 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 11. to the audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(2) Mr. Hefer was a Director of the Board until August 31, 2022.
(3) Mr. Khalil was a Director of the Board until August 31, 2022.
(4) Mr. McConnell was appointed to the Board of Directors on August 31, 2022.
(5) Ms. Handel was appointed to the Board of Directors on August 31, 2022.
(6) Ms. Grayson was an independent director prior to being appointed interim Chief Executive Officer in December 2022, so this figure reflects her compensation as an independent director.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Administrative Board.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.
There have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section entitled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related-Party Transactions Policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, German mandatory stock corporation law provides for administrative board approval and publication of certain related party transaction acceding the threshold of 1.5 percent of the total of fixed assets and the current assets.

ADDITIONAL INFORMATION

Section 16(a) Reports
Section 16(a) of the Exchange Act, as amended, requires our directors, executive officers and any persons who own more than 10% of our shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Except as set forth herein, based solely on its review of the copies of such forms furnished to the Company and written representations from the directors and executive officers, the Company believes that all Section 16(a) filing requirements were met in a timely manner in fiscal 2022.

Stockholder Proposals to be Presented at Next Annual Meeting
Shareholders whose aggregate shareholdings represent five percent of the share capital or the proportionate amount of EUR 500,000.00 (this corresponds to 500,000 non-par value shares) may request that items be placed on the Agenda and published. The request must be made in writing to the Administrative Board of the Company and must be received by the Company by end of August 1,2023 at the latest.

Shareholders’ Counterproposals and Election Proposals
The Company’s shareholders may submit counterproposals to the proposals of the Administrative Board on specific Agenda Items and election proposals for the election of Administrative Board members or auditors.

Shareholders’ counterproposals and election proposals that are received by the Company by end of August 17, 2023, at the latest, will be made accessible through the website https://www.spark.net/investor-relations/annual-meeting.

Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Spark Networks SE
Kohlfurter Straße 41/43
Berlin
Germany
Attn: Investor Relations
The Annual Report on Form 10-K is also available at https://www.spark.net/sec-filings/sec-filing/10-k/0001628280-21-006260.

“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Spark Networks SE, Kohlfurter Straße 41/43, Berlin, Germany, Attn: Investor Relations.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Annual Meeting of Spark Networks SE

Date: September 1, 2023

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ **Use pen only**

Agenda:

	Yes	No	Abstain
Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2022 as well as the report of the Administrative Board of Directors for the financial year 2022.	Non Votable		
Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2022.	☐	☐	☐
Proposal 3: Resolution on the discharge of the members of the Administrative Board of Directors for the financial year 2022.	☐	☐	☐
Proposal 4: Appointment of the auditor for the financial statements and for the consolidated financial statements for the financial year 2023 as well as for review of interim financial reports and ratification of independent registered public accounting firm.	☐	☐	☐
Proposal 5.1: Resolution on the reduction of the size of the Administrative Board of Directors.	☐	☐	☐
Proposal 5.2: Election of the following individuals to the Administrative Board of Directors:			
a) Colleen Birdnow Brown	☐	☐	☐
b) Adam Schwartz	☐	☐	☐
c) Joseph E. Whitters	☐	☐	☐
d) Laura Marcero	☐	☐	☐
e) Pamela Corrie	☐	☐	☐
f) Dr. Ulrike Handel	☐	☐	☐
Proposal 5.3: Resolution that Stephen Schatteman shall be elected as an alternate to the Administrative Board of Directors.	☐	☐	☐
Proposal 6: Advisory Vote on Executive Compensation.	☐	☐	☐
Proposal 7: Resolution on the approval of the remuneration report for the financial year 2022.	☐	☐	☐
Proposal 8: Amendment of § 17 of the Articles of Association (Authorization of the Administrative Board of Directors to hold virtual shareholder meetings).	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of Spark Networks SE
to be held on September 1, 2023
For Holders as of July 13, 2023

INTERNET

Go To
www.proxypush.com/LOV
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

1-866-430-3277
- Use any touch-tone telephone.
- Have your Voting Instruction Form ready.
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 12:00 PM Eastern Time on August 31, 2023.

Website: Additional information on the Annual Meeting agenda is available at: https://www.spark.net/investor-relations/annual-meeting

PROXY TABULATOR FOR
SPARK NETWORKS SE
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2023 Mediant Communications Inc. All Rights Reserved